UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12

CARTER BANKSHARES, INC.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously by preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE TO HOLDERS OF SHARES OF COMMON STOCK OF
Carter Bankshares, Inc.
1300 KINGS MOUNTAIN ROAD
MARTINSVILLE, VIRGINIA 24112
NOTICE IS HEREBY GIVEN that pursuant to its Bylaws and call of its Directors, the 2023 Annual Meeting of Shareholders of CARTER BANKSHARES, INC., Martinsville, Virginia, will be held at New College Institute, 191 Fayette St., Martinsville, Virginia 24112, Wednesday, May 24, 2023 at 10:00 a.m. Eastern Time, for the purposes of considering and voting upon the following matters:
1.To elect the 12 persons listed in the proxy statement dated April 28, 2023 to serve as Directors of the Company until the 2024 Annual Meeting of Shareholders.
2.To approve, in an advisory and non-binding vote the compensation of the Company's named executive officers as disclosed in the proxy statement.

3.To, vote on an advisory and non-binding basis, on the frequency of future advisory votes on the compensation of the Company's named executive officers.

4.To ratify the appointment of the independent registered public accounting firm of Crowe LLP as the independent auditors of the Company for the fiscal year ending December 31, 2023.
5.    To transact such other business as may be properly brought before the meeting or any adjournment thereof. The Board of Directors at the present knows of no other business to be presented at the Annual Meeting.
Only those shareholders of record at the close of business on April 5, 2023 shall be entitled to notice of the meeting and to vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to be held May 24, 2023. The 2023 Proxy Statement, Proxy Card, and Annual Report to Shareholders for the year ended December 31, 2022, are also available at www.CBTCares.com under “Investor” beginning April 28, 2023.
By Order of the Board of Directors
/s/ James W. Haskins
James W. Haskins
Chairman of the Board
April 28, 2023

CARTER BANKSHARES, INC.
1300 Kings Mountain Road
Martinsville, Virginia 24112
PROXY STATEMENT
FIRST MAILED ON OR ABOUT APRIL 28, 2023
FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS
This proxy statement is furnished in connection with the solicitation of the proxies to be used at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Carter Bankshares, Inc. (the “Company”), Martinsville, Virginia to be held May 24, 2023. The Company was incorporated on October 7, 2020, by and at the direction of the board of directors of Carter Bank & Trust (the “Bank”), for the sole purpose of acquiring the Bank and serving as the Bank’s parent bank holding company pursuant to a corporate reorganization transaction, which was completed on November 20, 2020. The Company owns all the outstanding common stock of the Bank. The reorganization is referred to herein as the “holding company reorganization”. In connection with the holding company reorganization, all directors of the Bank became directors of the Company. Certain references in this proxy statement to the Company refer to the Company and/or the Bank, and actions discussed in this proxy statement that occurred prior to November 20, 2020 were taken by the board of directors, committees and/or associates of the Bank.
Voting in Person at the Annual Meeting or by Proxy
Shareholders of record can vote in person at the Annual Meeting or by proxy. There are three ways for shareholders of record to vote by proxy:

•By Internet - You can vote over the Internet by following the instructions on the proxy card (you will need the control number on the proxy card);
•By Telephone - You can vote by telephone (toll-free) by following the instructions on the proxy card (you will need the control number on the proxy card); or
•By Mail - You can vote by mail by signing, dating and mailing the enclosed proxy card in the accompanying postage paid envelope.

If the enclosed proxy card is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the specifications made on the proxy. When no choice is indicated, the proxy will be voted “FOR” all Director nominees in Proposal 1, “FOR” Proposal 2, for the option of "THREE YEARS" in Proposal 3, "FOR" Proposal 4 and according to the recommendations of the Board of Directors (the "Board") of the Company on any other matter that may properly come before the meeting or any adjournment thereof. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. Voting by proxy over the Internet, by telephone or by mailing a proxy card will not affect your right to attend or to vote in person at the Annual Meeting.
If you hold your shares through a bank, broker or other holder of record, you will receive voting instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. If you hold your shares through a bank, broker or other holder of record, and you plan to vote in person at the Annual Meeting, you should contact the holder of record (that is, your bank, broker or other nominee) to obtain a legal proxy or broker's proxy card and bring it to the Annual Meeting as proof of your authority to vote the shares.

Revocation of Proxies

If you are a shareholder of record, you may change or revoke your proxy at any time before your shares are voted at the Annual Meeting, by any of the following methods:

•By submitting a written notice of revocation to the Secretary of the Company by the close of business on May 23, 2023;
•By submitting a completed proxy card bearing a later date than any other proxy submitted by you by the close of business on May 23, 2023;
•By Internet by following the Internet voting instructions on the proxy card (you will need the control number on the proxy card) by 1:00 a.m. Eastern Time on May 24, 2023;
•By telephone by following the telephone voting instructions on the proxy card (you will need the control number on the proxy card) by 1:00 a.m. Eastern Time on May 24, 2023;
•By attending the Annual Meeting and voting in person.

The last Internet vote, telephone vote or proxy card vote that you submit in accordance with all instructions, including the timing deadlines set forth above, with respect to the same shares is the one that will be counted.

Solicitation of Proxies

Proxies in the form enclosed herewith are solicited by the Board. In addition to the solicitation of proxies by this proxy statement, officers and regular associates of the Company may solicit proxies from shareholders in person, by telephone, or by mail, acting without any compensation other than their regular compensation. The cost of soliciting proxies will be borne by the Company.

Questions During the Annual Meeting

During the Annual Meeting, we intend to answer questions that are pertinent to shareholders generally and the matters to be considered at the Annual Meeting, subject to time constraints. Substantially similar questions may be answered once to avoid repetition and allow for more time for other questions.

Directions to the Annual Meeting

To obtain directions to attend the Annual Meeting and vote in person, please contact the Secretary of the Company, at 276-656-1776.

Voting Rights of Shareholders
The number of shares of common stock outstanding and entitled to vote at the Annual Meeting is 23,894,323 as of the record date. Only those shareholders of record at the close of business April 5, 2023 shall be entitled to vote at the meeting.
A majority of the shares entitled to be voted, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Each share is entitled to one vote upon each matter to be presented at the meeting.

With regard to the election of Directors, votes may be cast “FOR” any given nominee or withheld. If a quorum is present, the nominees receiving the greatest number of the votes cast (even if less than a majority) will be elected Directors; therefore, votes withheld will have no effect.
For the advisory vote to approve the compensation of the Company's named executive officers and the ratification of the selection of the independent registered public accounting firm Crowe LLP as the independent auditors of the Company for the 2023 fiscal year, votes may be cast “FOR” or “AGAINST” or you may abstain from voting. For each of these proposals, if a quorum is present, the proposal will be approved if the votes cast "FOR" the proposal exceed the votes cast "AGAINST" the proposal. For the advisory vote on the frequency of future advisory votes on the compensation of the Company's named executive officers, votes may be cast for one, two or three years, or you may abstain from voting. For this proposal, if a quorum is present, the option that receives the highest number of votes in favor will be the frequency that is selected by the shareholders.
An abstention does not constitute a vote “FOR” or “AGAINST” any proposal. “Broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owner or the persons entitled to vote the shares, and (ii) the broker does not have discretionary voting power on a particular matter) will be treated in the same manner as abstentions. The election of directors, the advisory vote to approve the compensation of the Company's named executive officers and the advisory vote on the frequency of future advisory votes on the compensation of the Company's named executive officers are not considered routine matters; therefore, brokers do not have discretionary voting power with respect to these proposals. The ratification of the selection of Crowe LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year is considered a routine matter; therefore, brokers do have discretionary voting power with respect to this proposal. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting but will have no effect on the outcome of any of the proposals.
PROPOSAL 1
ELECTION OF DIRECTORS
The exact size of the Board shall be fixed by the Board prior to each annual meeting. As established in the Company's Articles of Incorporation and Bylaws, the number of Directors shall at no time be less than 5 nor more than 30. On March 10, 2023, Directors Robert W. Conner and Lanny A. Kyle, O.D. notified the Board that they will not stand for re-election to the Board at the Annual Meeting. Mr. Conner and Mr. Kyle will continue to serve as members of the Board through the end of their current terms, which end at the Annual Meeting. The Board has approved decreasing the size of the Board from 14 to 12 Directors, effective as of the end of the Annual Meeting. The Nominating and Compensation Committee has recommended and the Board has nominated the 12 persons named below to the Board to serve until the 2024 Annual Meeting of Shareholders or until their successors have been elected and qualified. Each of the nominees is a current member of the Board. The Board believes that the nominees will be available and able to serve as Directors if elected, but if any of these nominees becomes unavailable or unable to serve, the persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board. In no event will a proxy be voted for more than 12 Directors.
The Board is not aware of any family relationship between any Director, executive officer or person nominated by the Company to become a Director; nor is the Board aware of any involvement in legal proceedings that would be material to an evaluation of the ability or integrity of any Director, executive officer or person nominated to become a Director.
The following paragraphs provide information regarding each nominee’s specific experience, qualifications, attributes and skills that led to the conclusion that he or she should serve as a Director. We also believe that all of our Director nominees have a reputation for honesty and adherence to high ethical standards. References below to joining the Board refer to the board of directors of the Bank for years 2006 to 2020, and these persons became Directors of the Company as of the holding company reorganization. It is the intent of the persons named in the proxy, unless otherwise directed therein, to vote “FOR” the election of the following nominees:
Michael R. Bird has more than 30 years of experience in the long-term care industry. He retired from Virginia Lutheran Homes, Inc., which owns and operates a continuing care retirement community and nursing and rehabilitation center in Roanoke, Virginia and subsidized apartments with supportive services in New Market, Virginia, in April 2020 where he had held the position of Chief Financial Officer since May 2013. Prior to this, he served as Chief Financial Officer of Waveny LifeCare Network, a provider of long-term care, assisted living, independent living and home healthcare in New Canaan, Connecticut. He earned his Bachelor’s Degree in Accounting from Central Connecticut State University in New Britain, Connecticut and MBA from Sacred Heart University in Fairfield, Connecticut. Mr. Bird was appointed to the Board in 2018. Mr. Bird is qualified to serve as a Director due to his broad experience in finance and accounting.
Kevin S. Bloomfield is the managing partner at Bloomfield Partners, LLC which makes equity investments in software, technology and life science innovation companies, since 2014. Previously he was Chief Executive Officer of NetVentures where he helped to build a fast-growing, disruptive cloud-based Operations & Fund Accounting software platform for progressive non-profit organizations. He led the company’s growth from an early-stage startup with just a handful of customers to the market leader with over 500 customers that processed over two billion dollars of customer transactions. In 2014, NetVentures was acquired by the private equity firm Pamlico Capital. He earned his Bachelor’s Degree from Radford University. Mr. Bloomfield was appointed to the Board in 2020. Mr. Bloomfield is qualified to serve as a Director due to his business background and leadership roles within the community.
Robert M. Bolton is the founder of Iron Bay Capital and is currently the Chief Executive Officer and managing partner to the Iron Bay Fund LP, which invests in the securities of U.S. domiciled publicly traded financial services companies, with a particular focus on community banks and thrifts. He has over 25 years of experience in banking, asset management and securities trading. Before forming Iron Bay Capital in 2011, Mr. Bolton worked at Mendon Capital, where he was managing director and head trader. He was responsible for overseeing four different domestic equity financial services portfolios. He was also a senior member of the investment committee and was in charge of strategy implementation and trading. Earlier in his career, Bolton was both a proprietary trader for Pershing Trading Company in New York, and an award-winning banker with The Bank of New York. He has an extensive background in both fundamental and technical research. Mr. Bolton is a retired board member of HopFed Bancorp, Inc. in Kentucky (Nasdaq: HFBC), which merged with First Financial Corporation in 2019, and Naugatuck Valley Financial Corp. in Connecticut (Nasdaq: NVSL), which merged with Liberty Bank in 2016. He earned his Bachelor’s Degree in Philosophy from St. Bonaventure University and attended the University of Rochester-Simon School of Business. Mr. Bolton was appointed to the Board in 2020. Mr. Bolton is qualified to serve as a Director due to his broad knowledge in banking and finance.
Gregory W. Feldmann is President of Skyline Capital Strategies, LLC, a management consultancy group providing advisory services in the areas of corporate finance, private equity, business and financial strategy, mergers and acquisitions ("M&A"), and performance related studies, since 2011. He is former President and Director of StellarOne Bank. Mr. Feldmann was appointed to the Board in 2017. Mr. Feldmann is qualified to serve as a Director due to his business and banking background in commercial banking, investment banking and brokerage and private equity and experience in other executive and leadership roles, both in private and public companies.
James W. Haskins is an attorney and principal in the law firm of Young, Haskins, Mann, Gregory and Wall, P.C., Martinsville, Virginia. He also served as a director of Mountain National Bank from 1996 until its merger into Carter Bank & Trust and of Patrick Henry National Bank from 1982 until its merger into Carter Bank & Trust. Mr. Haskins was appointed as

Chairman of the Board in 2017; prior to that appointment, he served as Vice Chairman of the Board. Mr. Haskins is qualified to serve on the Board due to his legal expertise and his prominence in the Company’s market area.
Phyllis Q. Karavatakis is Senior Executive Vice President, Special Projects Executive of Carter Bank & Trust since 2020. Prior to serving in this role, she served as President and Chief Banking Officer. Before she was President and Chief Banking Officer, she served as Executive Vice President and Chief Lending Officer and held other various roles in her over 44 years employed with the Bank and now with the Company. Ms. Karavatakis was appointed to the Board in 2017 and was also appointed Vice Chairman in 2017. Ms. Karavatakis is qualified to serve as a Director due to her business experience along with in-depth knowledge of the banking industry.
Jacob A. Lutz, III is a retired former partner of the law firm Troutman Pepper Hamilton Sanders LLP's ("Troutman Pepper") Richmond, Virginia office, having served with the firm and its predecessors from 1990 until his retirement in December 2021. He was Chair of Troutman Pepper's Financial Institution Practice firm-wide for 20 years, with a focus on advising banks and other financial service companies on a variety of matters including securities and capital markets, mergers and acquisitions, regulation and compliance, and community banking. Prior to this, Mr. Lutz was an attorney with the Federal Deposit Insurance Corporation ("FDIC") in its Washington, D.C. headquarters and Atlanta, Georgia regional office with responsibility for supervisory and regulatory matters as well as failed bank M&A and asset disposition. Mr. Lutz has a Bachelor's Degree in Finance from Virginia Polytechnic Institute and State University and a J.D. from William and Mary Law School. He also has a Certificate of Completion from the Harvard Law School Program of Instruction for Lawyers. Mr. Lutz was appointed to the Board in 2022. Mr. Lutz is qualified to serve as a Director due to his legal and regulatory expertise in the banking industry in the Company's market area.
E. Warren Matthews is an attorney in the firm of Harris, Matthews & Crowder, P.C and has been for over 56 years. He also served as a director of Community National Bank from 1998 until its merger into Carter Bank & Trust. Mr. Matthews is qualified to serve on the Board due to his legal expertise and his prominence in the Company’s market area.
Catharine L. Midkiff worked for more than 20 years as an Executive with General Electric Capital Corporation in risk management, operations, and finance in its Asia, Europe, and United States markets, retiring in 2017. Prior to this, she served as Vice President and Director in other General Electric entities located in the United States, Japan, Korea, Thailand and Hong Kong. A Certified Public Accountant, Ms. Midkiff has a Bachelor’s Degree in Commerce with a specialization in Finance and Accounting from the University of Virginia. She is certified in Six Sigma as a master black belt, the highest level credential in management techniques to improve business processes, primarily by reducing risks, and has completed numerous specialty programs, such as an asset-based finance program from the University of Pennsylvania’s Wharton School and the Commercial Finance Association. Ms. Midkiff was appointed to the Board in 2018. Ms. Midkiff is qualified to serve as a Director due to her broad based experience in accounting, risk management and finance with executive roles in public companies.
Curtis E. Stephens is an experienced Board Member, Executive and Entrepreneur in the consumer services, transportation, real estate, manufacturing, technology and sports and entertainment industries. He is a Co-Founder of Name, Image, and Likeness ("NIL") Metaverse Studios, Inc. since 2021, an early state business developing and bringing together a technology platform for collegiate sports team properties and their network of athletes, coaches, and other brand ambassadors to participate in Elements of a Metaverse. This immersive internet virtual reality platform that uses blockchain technology and NFTs in the collegiate NIL space. He has served as Chief Operating Officer of United Network for Collegiate Pantry Sharing, Inc., a company that provides short-term food relief for those experiencing food insecurities while enrolled as students at universities and colleges within the United States since 2020. In 2019, Mr. Stephens was Area Vice President-Administration-Mid Atlantic Region for StoneMor Partners, L.P., the second largest network of cemeteries and funeral homes in the United States and was responsible for managing and mitigating legal and regulatory compliance risks. Prior to this, he was Managing Director of

Marketing Xchange Worldwide, LLC from September 1997 until October 2017, a full-service sports agency that specialized in both contract negotiation and venture management for professional athletes in the National Football League. He was Vice President, Administration and Operations of Stephens Transportation Corporation from January 2010 until December 2018. Mr. Stephens holds a Bachelors' Degree from Rutgers University and an MBA from Virginia Commonwealth University. Mr. Stephens was appointed to the Board in 2022. Mr. Stephens is qualified to serve as a Director due to his business background, leadership roles, and broad experience in finance in private and public companies.

Litz H. Van Dyke is Chief Executive Officer ("CEO") of Carter Bankshares, Inc. and Carter Bank & Trust and previously served as Executive Vice President. Prior to joining Carter Bank & Trust in 2016, Mr. Van Dyke was a Practice Manager for CCG Catalyst Consulting Group based in Phoenix, Arizona, assisting banks with strategic advisory services. He served as Chief Operating Officer for StellarOne Corporation from 2008 to 2012. Mr. Van Dyke was appointed to the Board in 2017. Mr. Van Dyke is qualified to serve as a Director due to his prior experience in senior executive roles with a number of Virginia-based banking institutions with responsibilities including credit administration, regulatory risk management, information technology, operations, marketing, and facilities as well as extensive work with commercial, retail, and mortgage lines of business.
Elizabeth L. Walsh is a Senior Specialist at Becker Professional Education ("Becker") on the Curriculum Development team, where she coordinates soft skill and emerging technology course development, as well as a webcast schedule of 1250 courses. Prior to joining Becker in August of 2018, Elizabeth consulted with Becker for three years, through Eliz LLC. At Eliz LLC, Ms. Walsh, CPA CITP, specialized in accounting, technology, and change management consulting projects. Eliz LLC catered to local business clients as well as those in the accounting profession and not for profit. Integrations of cloud-based systems and accounting systems, as well as financial report writing, were among her specialties. Ms. Walsh designed CPE courses for the American Institute of CPAs where she served as Director of Knowledge Management, Becker CPA Review, and Agate Publishing. She authored the IT Section of the Becker CPA Review for the 2017 exam. She earned her Bachelor’s Degree in Accounting Information Systems from Virginia Polytechnic Institute and State University. Ms. Walsh as appointed to the Board in 2020. Ms. Walsh is qualified to serve as a Director due to her broad experience in accounting and finance.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE DIRECTOR NOMINEES LISTED ABOVE.

INDEPENDENCE AND COMMITTEE MEMBERSHIPS
The following individuals are Directors of the Company. Ages are given as of April 13, 2023:

Name Current Position	Age	Director Since	Independent	Committee Memberships
				Audit	Investment/Interest Rate Risk	Credit Risk	Nominating & Compensation	Executive & Governance	Enterprise Risk Management
Michael R. Bird Retired CFO of Virginia Lutheran Homes, Inc.	68	2018**	YES	Chair				✓
Kevin S. Bloomfield Managing Partner at Bloomfield Partners, LLC	52	2020**	YES		✓		✓
Robert M. Bolton Founder and Chief Executive Officer of Iron Bay Capital	54	2020**	YES		✓	✓
Robert W. Conner Retired Clerk of Circuit Court of Halifax County, Virginia	83	1985*	YES			Chair	✓
Gregory W. Feldmann President of Skyline Capital Strategies, LLC	66	2017**	YES		Chair		Chair	✓	✓
James W. Haskins Chairman of the Board of Directors; Attorney and Principal of Young, Haskins, Mann, Gregory and Wall, P.C.	82	1982*	NO					Chair
Phyllis Q. Karavatakis Vice Chairman of the Board of Directors; Senior Executive Vice President, Special Projects Executive of Carter Bank & Trust	67	2017**	NO			✓			✓
Lanny A. Kyle, O.D. Retired Optometrist	69	2003*	YES				✓
Jacob A. Lutz, III Retired Partner of the law firm Troutman Pepper Hamilton Sanders LLP	67	2022	YES				✓	✓	✓
E. Warren Matthews Attorney at Harris, Matthews & Crowder, P.C.	82	1998*	YES	✓			✓		Chair
Catharine L. Midkiff Retired Executive from General Electric Capital Corporation	63	2018**	YES	✓		✓		✓	✓
Curtis E. Stephens Co-Founder of Name, Image, and Likeness Metaverse Studios, Inc. and Chief Operating Officer of United Network for Collegiate Pantry Sharing, Inc.	57	2022	YES			✓			✓
Litz H. Van Dyke CEO of Carter Bank & Trust and Carter Bankshares, Inc.	59	2017**	NO			✓		✓
Elizabeth L. Walsh Senior Specialist, Curriculum Development at Becker Professional Education	55	2020**	YES	✓					✓
*Indicates year first served as a director of one of the 10 banking institutions that were merged into and created Carter Bank & Trust in 2006 (each a “Merged Bank” and collectively, the “Merged Banks”). The Merged Banks were Blue Ridge Bank, N.A., Central National Bank, Community National Bank, First National Bank, First National Exchange Bank, Mountain National Bank, Patrick Henry National Bank, Patriot Bank, N.A., Peoples National Bank and Shenandoah National Bank.
** Indicates the year the director joined the board of directors of the Bank prior to the holding company reorganization.

BOARD SKILLS & DEMOGRAPHICS

	Bird	Bloomfield	Bolton	Conner	Feldmann	Haskins	Karavatakis	Kyle	Lutz	Matthews	Midkiff	Stephens	Van Dyke	Walsh
Skills and Experience
Financial Reporting/Audit/Capital Planning	•	•	•	•	•	•	•	•	•	•	•	•	•	•
Leadership	•	•	•	•	•	•	•	•	•	•	•	•	•	•
Technology	•	•	•		•		•				•	•	•	•
Risk Management	•		•		•	•	•		•	•	•	•		•
Business Operations	•	•	•	•	•	•	•	•	•	•	•	•	•	•
Corporate Governance	•		•		•	•	•		•	•	•	•	•
Cybersecurity and Information Security	•	•	•		•		•				•	•	•	•
Board Demographics
Age	68	52	54	83	66	82	67	69	67	82	63	57	59	55
Gender	M	M	M	M	M	M	F	M	M	M	F	M	M	F
Tenure (years)	4	2	2	37	5	40	5	19	1	24	4	1	5	2

EXECUTIVE OFFICERS OF THE REGISTRANT

The following individuals are executive officers of the Company. Ages are given as of April 13, 2023:

Name	Age	Position	Business Experience During Past Five Years
A. Loran Adams	62	Executive Vice President and Director of Regulatory Risk Management of the Bank since 2018	Prior to 2018, Senior Vice President and Director of Regulatory Risk Management of the Bank since 2017; prior to joining the Bank, Director of Internal Audit, Georgia Bank & Trust from 2009 to 2016.
Wendy S. Bell	59	Chief Financial Officer of the Company since November 2020; Senior Executive Vice President and Chief Financial Officer of the Bank since 2020	Executive Vice President and Chief Financial Officer of the Bank from 2017 to 2019; prior to joining the Bank, Senior Vice President and Senior Finance Officer, First Commonwealth Financial Corporation from 2010 to 2017.
Jane Ann Davis	60	Executive Vice President and Chief Administrative Officer of the Bank since 2017	Prior to 2017, Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Bank.
Tony E. Kallsen	55	Senior Executive Vice President and Chief Credit Officer of the Bank since 2023	Prior to 2023, Executive Vice President and Chief Credit Officer of the Bank since 2018; prior to joining the Bank, Senior Vice President and Senior Credit Officer, First Commonwealth Financial Corporation from 2010 to 2017.
Phyllis Q. Karavatakis	67	Senior Executive Vice President, Special Projects Executive of the Bank since 2020	Prior to 2020, President and Chief Banking Officer of the Bank since 2017, President and Chief Administrative Officer of the Bank since 2016, Executive Vice President and Chief Lending Officer of the Bank since 2014.
Bradford N. Langs	57	President and Chief Strategy Officer of the Bank since 2020	Prior to 2020, Executive Vice President and Chief Strategy Officer of the Bank from 2017 to 2019; prior to joining Carter Bank & Trust, Chief Risk Officer, Chief Credit Officer and Treasurer, Coastal States Bank from 2009 to 2017.
Matthew M. Speare	56	Senior Executive Vice President and Chief Operations Officer of the Bank since 2023	Prior to 2023, Executive Vice President and Chief Information Officer of the Bank since 2017; prior to joining the Bank, Executive Vice President and Chief Information Officer, Regions Bank from 2013 to 2017.
Litz H. Van Dyke	59	Chief Executive Officer of the Company since November 2020; Chief Executive Officer of the Bank since 2017	Prior to 2017, Executive Vice President of the Bank since July 2016; prior to joining the Bank, Practice Manager, CCG Catalyst Group from 2012 to 2016 and Chief Operating Officer, StellarOne Corporation from 2008 to 2012.

PRINCIPAL BENEFICIAL OWNERS OF CARTER BANKSHARES, INC. COMMON STOCK
The following table sets forth certain information concerning the persons known by us to be the beneficial owners of more than 5% of the outstanding shares of the Company’s common stock as of April 5, 2023.

Name and Address	Number of Shares Beneficially Owned	Percentage of Class (1)
AllianceBernstein L.P. 1345 Avenue of the Americas New York, NY 10105	1,401,400 (2)	5.86%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,679,486 (3)	7.03%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	1,257,538 (4)	5.26%

(1)     Percentages are based on 23,894,323 shares of common stock issued and outstanding at April 5, 2023.
(2)         Based solely on information as of December 31, 2022 contained in Amendment No. 2 to Schedule 13G filed with the Securities and Exchange
    Commission ("SEC") on February 14, 2023 by AllianceBernstein L.P., including notice that it has sole investment power as to 1,401,400 shares and sole voting power as to 1,226,474 shares.
(3)        Based solely on information as of December 31, 2022 contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 1, 2023 by
BlackRock, Inc., including notice that it, through various subsidiaries, has sole investment power as to 1,679,486 shares and sole voting power as to
1,646,382 shares.
(4)        Based solely on information as of December 30, 2022 contained in Schedule 13G filed with the SEC on February 9, 2023 by The Vanguard Group, including notice that it has sole investment power as to 1,236,815 shares, shared investment power as to 20,723 shares and shared voting power as to 12,019 shares. These shares may be owned by The Vanguard Group, Inc.'s clients, including investment companies registered under the
Investment Company Act of 1940 and other managed accounts.

BENEFICIAL OWNERSHIP OF CARTER BANKSHARES, INC. COMMON STOCK BY DIRECTORS AND OFFICERS
The following table sets forth, as of April 5, 2023, the beneficial ownership of the Company’s common stock of each Director, the executive officers identified in the Summary Compensation Table (referred to as our “named executive officers”) and the Company’s current Directors and executive officers as a group. For purposes of the table below, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) under which, in general, a person is deemed to be the beneficial owner of a security if he/she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he/she has the right to acquire beneficial ownership of the security within sixty days. The shares listed in the table below include restricted stock that has not yet vested and is restricted as to the sale or other transfer. The shares listed in the table below do not include an aggregate of 27,848 shares underlying the target number of performance units ("PUs") that were granted to Mr. Van Dyke, Mr. Langs, Ms. Bell, Mr. Kallsen, Mr. Speare and two other executive officers who are not named executive officers on March 7, 2022 but remain subject to vesting conditions more than sixty days after April 5, 2023.

Name	Amount and Nature of Beneficial Ownership (1)	Ownership as a Percentage of Common Stock Outstanding (2)
Bell, Wendy S.	26,762	*
Bird, Michael R.	10,410	*
Bloomfield, Kevin S.	19,399	*
Bolton, Robert M. (3)	64,571	*
Conner, Robert W.	75,962	*
Feldmann, Gregory W.	11,242	*
Haskins, James W. (4)	62,494	*
Kallsen, Tony E.	9,839	*
Karavatakis, Phyllis Q.	18,066	*
Kyle, Lanny A., O.D.	72,484	*
Langs, Bradford N.	14,572	*
Lutz III, Jacob A.	13,731	*
Matthews, E. Warren	12,754	*
Midkiff, Catharine L.	14,897	*
Speare, Matthew M.	26,483	*
Stephens, Curtis E.	2,866	*
Van Dyke, Litz H.	37,246	*
Walsh, Elizabeth L. (5)	23,510	*

All Directors and Executive Officers as a Group (20 Persons)(6)	532,648	2.23%
(1)May include shares held by or jointly with spouse or other family members, held in a trust or through a corporation or other entity.
(2)Percentages are based on 23,894,323 shares of common stock issued and outstanding at April 5, 2023.
(3)Mr. Bolton holds 56,500 shares for Iron Bay Fund, LP, of which he is a limited partner.
(4)Shares reported include 20,000 shares of common stock pledged as security.
(5)Includes (i) 11,300 shares held by Ms. Walsh as custodian for an adult family member over which shares Ms. Walsh shares voting and investment power; and (ii) 4,769 shares held by Carriage Square, Ltd. over which shares Ms. Walsh shares voting and investment power by virtue of her ownership interest in Carriage Square, Ltd. and her officer and director roles held at such entity.
(6)Includes shares held by A. Loran Adams and Jane Ann Davis.

*Less than 1% of the outstanding common stock.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that Directors and executive officers, and persons who beneficially own more than 10% of the Company’s equity securities, file reports of ownership and reports of changes in ownership of the Company’s outstanding equity securities. Based on a review of these reports filed by the Company’s officers and Directors, the Company believes that its officers and Directors complied with all filing requirements under Section 16(a) of the Exchange Act during 2022, except that directors Mr. Kevin S. Bloomfield, Mr. Michael R. Bird, Mr. Robert M. Bolton, Mr. Robert W. Conner, Mr. Gregory W. Feldmann, Mr. James W. Haskins, Mr. Lanny A. Kyle, O.D., Mr. E. Warren Matthews, Ms. Catharine L. Midkiff and Ms. Elizabeth L. Walsh each reported one transaction late on a Form 4.

PROPOSAL 2
ADVISORY AND NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC rules relating to compensation disclosure. The advisory vote on executive compensation is not a vote on the Company’s general compensation policies. The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years.
With assistance from its independent compensation consultant, Pearl Meyer & Partners, LLC ("Pearl Meyer"), the Nominating and Compensation Committee regularly reviews the compensation programs for our named executive officers to ensure they achieve the desired goal of striking a balance between recognition of recent achievements and aligning the interests of management on a longer-term basis with that of the Company’s shareholders. The Company’s compensation program is designed to offer competitive compensation to associates based on each individual’s contribution to the Company’s success. As such, the program provides a competitive compensation package to attract and retain capable associates. Pearl Meyer assists the Nominating and Compensation Committee in this effort by annually recommending a peer group of financial institutions with reasonably similar market capitalization and business strategy to the Company and conducting an external market study for the Nominating and Compensation Committee using the peer group to assess the competitiveness of current pay opportunities for our named executive officers. Please read the “Compensation Discussion & Analysis” beginning on page 15 for additional details about our executive compensation programs, including information about the fiscal year 2022 compensation of our named executive officers.
We are asking our shareholders to indicate their approval of our named executive officer compensation as described in this proxy statement. The proposal, commonly known as “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.
Accordingly, the Board recommends that the shareholders approve the following advisory resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2023 Annual Meeting of Shareholders pursuant to compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure.”
This vote is advisory and not binding on the Company, the Board or the Nominating and Compensation Committee. However, the Board and the Nominating and Compensation Committee value the opinions of our shareholders and will consider the outcome of this advisory vote when considering future executive compensation decisions. We anticipate that the next vote on a say-on-pay proposal will occur at the 2026 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3
ADVISORY AND NON-BINDING VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules. This advisory vote on the frequency of the say-on-pay vote (commonly known as "say-on-pay frequency") is an advisory, non-binding vote as to how often the vote should occur: every year, two years, or three years.

At the Company’s 2017 Annual Meeting of Shareholders, shareholders voted on our say-on-pay frequency proposal indicating a preference for holding such vote every three years. Accordingly, the Board decided that the advisory say-on-pay vote would be held every three years, at least until the next advisory say-on-pay frequency vote.
The Board continues to believe a say-on-pay vote every three years is the best approach for the Company. A three-year advisory vote cycle gives our Board sufficient time to thoughtfully consider the results of the advisory vote regarding named executive officer compensation and to implement any desired changes to policies and procedures.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, or three years, or you may abstain from voting on this proposal.
The option of one year, two years, or three years that receives the highest number of votes cast by shareholders will be the frequency for future say-on-pay votes that has been selected by shareholders. The Board values the opinions expressed by shareholders in their votes on this proposal and the Board and the Nominating and Compensation Committee will take into account the outcome of this vote in making a determination on the frequency of future say-on-pay votes. However, because this vote is advisory and not binding on the Company, the Board or the Nominating and Compensation Committee may decide that it is in the best interest of our shareholders and the Company to hold the say-on-pay vote more or less frequently than the option selected by our shareholders. We anticipate that the next vote on a say-on-pay frequency proposal will occur at the 2029 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE OPTION OF THREE YEARS AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

The Company’s compensation program is designed to offer competitive compensation to associates based on each individual’s contribution to the Company’s overall success. As such, the program provides a competitive compensation package to attract and retain capable associates.
The compensation and benefits program consists of salary, annual and long-term (beginning in 2022) incentive opportunity, equity compensation, nonqualified deferred compensation plan, life, health and disability insurance and limited perquisites, such as a monthly automobile allowance, reimbursement of relocation and temporary housing expenses and legal expenses relating to employment agreement review, as appropriate, and modest tax gross-ups on the same, which the Company believes are important to attract the most qualified candidates. The Company has a single health insurance plan for all officers and full-time associates who meet the eligibility requirements. The Company also provides a 401(k) and Profit Sharing Plan, group life insurance plan and short-term disability plan for officers and full-time associates. The Company has entered into employment or change of control severance agreements with its named executive officers, which are further described under “Employment/Change of Control Severance Agreements”.
The Nominating and Compensation Committee (for purposes of this section, the “Committee”) has the responsibility for administering the Company’s overall compensation program and for setting the salaries and annual and long-term incentive opportunities for the Company’s senior officers. In setting the compensation of the Company’s senior officers, the Committee generally relies on the recommendations of the Chairman, Chief Executive Officer and the Board members’ own significant personal knowledge of the compensation provided to other, similarly situated, executives in banking and other industries in the local area, as well as recommendations from the Committee’s independent compensation consultant, Pearl Meyer. Pearl Meyer annually recommends a peer group of financial institutions with reasonably similar market capitalization and business strategy to the Company and conducts an external market study for the Nominating and Compensation Committee using the peer group to assess the competitiveness of current pay opportunities for our executive officers. For 2022 compensation determinations, the peer companies consisted of twenty-one regional U.S. commercial banks ranging in asset size from approximately $3.1 to $7.6 billion. As of December 31, 2021, the Company had $4.1 billion in total assets versus the peer group median of $4.6 billion. The following financial institutions were included in the 2022 peer group:

American National Bankshares, Inc.	Danville, VA
Bar Harbor Bankshares	Bar Harbor, ME
Capital City Bank Group, Inc.	Tallahassee, FL
Capstar Financial Holdings, Inc.	Nashville, TN
City Holding Company	Charleston, WV
CNB Financial Corporation	Clearfield, PA
Community Trust Bancorp, Inc.	Pikeville, KY
First Community Bankshares, Inc.	Bluefield, VA
Great Southern Bancorp, Inc.	Springfield, MO
HomeTrust Bancshares, Inc.	Asheville, NC
Mid Penn Bancorp, Inc.	Millersburg, PA
Peoples Bancorp, Inc.	Marietta, OH
Peoples Financial Services Corp.	Hallstead, PA
Primis Financial Corp.	McLean, VA

Republic Bancorp, Inc.	Louisville, KY
Shore Bancshares, Inc.	Easton, MD
SmartFinancial, Inc.	Knoxville, TN
Stock Yards Bancorp, Inc.	Louisville, KY
Summit Financial Group, Inc.	Moorefield, WV
The First Bancshares, Inc.	Hattiesburg, MS
Univest Financial Corporation	Souderton, PA
In 2022, the Nominating and Compensation Committee (for purposes of this “Compensation Discussion & Analysis,” the “Committee”) engaged Pearl Meyer to assist in an evaluation of the competitiveness of the executive compensation program and to provide information on executive compensation at these peer banks, including market trends and developments in executive compensation. The Committee reviews each executive’s performance and contribution to the overall Company goals, as well as recommendations of Pearl Meyer, in determining the level of salary and other compensation for the coming year. The Committee considers the peer data to ensure that the Company’s compensation programs are competitive and close to the median of market practices of the peer companies, although for certain positions the Company’s executive compensation remains below the median of the peer group.
When setting compensation for fiscal 2022 and in determining compensation policies, the Committee also took into account the results of the shareholder advisory vote on executive compensation that took place in July 2020. In that vote, which is advisory and non-binding, shareholders approved the compensation of our named executive officers as disclosed in the proxy statement for the 2020 Annual Meeting of Shareholders. A substantial majority (81.5%) of votes cast approved the executive compensation program described in the Company’s proxy statement for the 2020 Annual Meeting of Shareholders. The vote results were taken into consideration when setting the compensation for 2022 and are being taken into consideration by the Committee when setting the compensation for 2023. Additionally, since market practice and the Company's business needs continue to evolve, the Committee continually evaluates our compensation program and makes changes when warranted.

Analysis of Risk Associated with Compensation Policies and Practices
The Committee oversees an annual review of our compensation programs to determine whether such programs encourage excessive risk-taking by our associates. The most recent review was conducted in April 2023. Management and the Committee participated in the review, which included identification of the relevant compensation policies and practices, review of potential related risks, and analysis of risk-mitigating factors, including the Company’s system of internal controls and oversight. The Committee determined that the potential risks arising from our compensation programs are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Committee took into account the structure of our compensation programs, the amount of cash compensation available to associates in the form of base salary, the involvement of the Committee in setting compensation for executive officers and in particular for those individuals who can commit the Company’s capital or who manage the Company’s risk, and the oversight of the Board in monitoring certain risk tolerances and internal controls.
Employment / Change of Control Severance Agreements
The Company has entered into employment agreements with Mr. Van Dyke, Ms. Bell, Mr. Speare and Mr. Langs and a change of control severance agreement with Mr. Kallsen. Each of these agreements was originally entered into with the Bank and was amended and restated effective as of November 20, 2020 in connection with the holding company reorganization to add the

Company as a party and make corresponding and other administrative changes. The terms of the agreements are substantially similar to each other as described below.
Van Dyke Employment Agreement
Mr. Van Dyke and the Company are parties to an amended and restated employment agreement, dated as of November 20, 2020 (the “Van Dyke Agreement”). The employment term automatically renewed most recently on October 1, 2021 and will automatically renew on each subsequent two-year anniversary for an additional two-year term unless either party provides at least 60 days’ advance notice of non-renewal.
Pursuant to the Van Dyke Agreement, Mr. Van Dyke’s current annual base salary is $615,000, subject to increase by the Company’s Board at its discretion. He also receives $700 per month as an automobile allowance. Mr. Van Dyke is eligible to participate in the Company’s annual bonus plan, associate benefit plans and programs on terms offered to similarly situated associates and is eligible to receive equity awards in the discretion of the Company’s Board.
The Company may terminate Mr. Van Dyke’s employment with or without cause (as defined in the Van Dyke Agreement), with or without notice. Mr. Van Dyke also may voluntarily terminate his employment with the Company at any time for Good Reason (as defined in the Van Dyke Agreement). In the event the Company terminates Mr. Van Dyke’s employment without cause or Mr. Van Dyke terminates his employment for Good Reason, Mr. Van Dyke will receive any unpaid base salary, any annual bonus compensation earned and awarded but not yet paid, and any vested benefits (collectively, the “Accrued Obligations”). He will also receive a monthly severance payment equal to one-twelfth of his annual base salary for 18 months and continued associate health insurance coverage for 18 months. Payment of these severance benefits is subject to receipt by the Company of a signed release and waiver of claims and satisfaction of other requirements, conditions, and limitations set forth in the Van Dyke Agreement, including covenants regarding confidentiality, non-competition, non-piracy and non-solicitation.
In the event the Company terminates Mr. Van Dyke’s employment without cause or Mr. Van Dyke terminates his employment for Good Reason within two years after a Change of Control (as defined in the Van Dyke Agreement), Mr. Van Dyke will receive the Accrued Obligations, plus a lump sum severance payment equal to 2.99 times his annual base salary, continued associate health insurance coverage for 18 months and a lump sum payment equal to Mr. Van Dyke’s highest annual bonus earned from the Company for the three years prior to termination. The Van Dyke Agreement provides for these Change of Control severance benefits on a “best net” approach, under which Mr. Van Dyke’s Change of Control benefits will be reduced to avoid the golden parachute excise tax under Section 280G of the Internal Revenue Code unless without such a reduction he would receive more after-tax compensation than with a reduction. Payment of these severance benefits is subject to receipt by the Company of a signed release and waiver of claims and satisfaction of other requirements, conditions, and limitations set forth in the Van Dyke Agreement, including covenants regarding confidentiality, non-competition, non-piracy and non-solicitation.
In the event of a termination for Cause or due to Incapacity, Mr. Van Dyke will be entitled to receive his Accrued Obligations. If he dies while employed by the Company, the Company will pay Mr. Van Dyke’s spouse, if his spouse survives him, or, if not, his estate, his Accrued Obligations and an amount equal to his base salary from the date of his death through the end of the month in which his death occurs.
Bell Employment Agreement
Ms. Bell and the Company are parties to an amended and restated employment agreement, dated as of November 20, 2020 (the “Bell Agreement”). The terms of the Bell Agreement are substantially the same as the Van Dyke Agreement, except as follows.

The initial term of the Bell Agreement was two years, beginning on July 24, 2017. The employment term automatically renewed most recently on July 24, 2022 and will automatically renew on each subsequent anniversary for an additional one-year term unless either party provides at least 60 days’ advance notice of non-renewal.
Pursuant to the Bell Agreement, Ms. Bell’s current annual base salary is $375,000, subject to increase by the Company’s Board in its discretion. She also receives $500 per month as an automobile allowance.
In the event the Company terminates Ms. Bell’s employment without cause or Ms. Bell terminates her employment for Good Reason, in addition to the Accrued Obligations, she will also receive a monthly severance payment equal to one-twelfth of her annual base salary for 12 months and continued associate health insurance coverage for 12 months. In the event the Company terminates Ms. Bell’s employment without cause or Ms. Bell terminates her employment for Good Reason within two years after a Change of Control (as defined in the Bell Agreement), Ms. Bell will receive the Accrued Obligations, plus a lump sum severance payment equal to 24 months of her annual base salary, continued associate health insurance coverage for 18 months and a lump sum payment equal to Ms. Bell’s highest annual bonus earned from the Company for the three years prior to termination.
Speare Employment Agreement
Mr. Speare and the Company are parties to an amended and restated employment agreement, dated as of November 20, 2020 (the “Speare Agreement”). The terms of the Speare Agreement are substantially the same as the Van Dyke Agreement, except as follows. The initial term of the Speare Agreement was one year, beginning on July 3, 2017. The employment term automatically renewed most recently on July 3, 2022 and will automatically renew on each subsequent anniversary for an additional one-year term unless either party provides at least 60 days’ advance notice of non-renewal.
Pursuant to the Speare Agreement, Mr. Speare’s current annual base salary is $352,000, subject to increase by the Company’s Board in its discretion. He also receives $500 per month as an automobile allowance.
In the event the Company terminates Mr. Speare’s employment without cause or Mr. Speare terminates his employment for Good Reason, in addition to the Accrued Obligations, he will also receive a monthly severance payment equal to one-twelfth of his annual base salary for 12 months and continued associate health insurance coverage for 12 months. In the event the Company terminates Mr. Speare’s employment without cause or Mr. Speare terminates his employment for Good Reason within two years after a Change of Control (as defined in the Speare Agreement), Mr. Speare will receive the Accrued Obligations, plus a lump sum severance payment equal to 24 months of his annual base salary, continued associate health insurance coverage for 18 months and a lump sum payment equal to Mr. Speare’s highest annual bonus earned from the Company for the three years prior to termination.
Langs Employment Agreement
Mr. Langs and the Company are parties to an amended and restated employment agreement, dated as of November 20, 2020 (the “Langs Agreement”). The terms of the Langs Agreement are substantially the same as the Van Dyke Agreement, except as follows. The initial term of the Langs Agreement was one year, beginning on June 19, 2017. The employment term automatically renewed most recently on June 19, 2022 and will automatically renew on each subsequent anniversary for an additional one-year term unless either party provides at least 60 days’ advance notice of non-renewal.
Pursuant to the Langs Agreement, Mr. Langs’ current annual base salary is $495,000, subject to increase by the Company’s Board in its discretion. He also receives $500 per month as an automobile allowance.

In the event the Company terminates Mr. Langs’ employment without cause or Mr. Langs terminates his employment for Good Reason, in addition to the Accrued Obligations, he will also receive a monthly severance payment equal to one-twelfth of his annual base salary for 12 months and continued associate health insurance coverage for 12 months. In the event the Company terminates Mr. Langs’ employment without cause or Mr. Langs terminates his employment for Good Reason within two years after a Change of Control (as defined in the Langs Agreement), Mr. Langs will receive the Accrued Obligations, plus a lump sum severance payment equal to 24 months of his annual base salary, continued associate health insurance coverage for 18 months and a lump sum payment equal to Mr. Langs’ highest annual bonus earned from the Company for the three years prior to termination.
Kallsen Change of Control Severance Agreement

Mr. Kallsen and the Company are parties to an amended and restated change of control severance agreement, dated as of November 20, 2020 (the “Kallsen Agreement”).
In the event the Company terminates Mr. Kallsen's employment without cause or Mr. Kallsen resigns for Good Reason, in each case within two years after a Change of Control (as defined in the Kallsen Agreement), Mr. Kallsen will receive the Accrued Obligations. If Mr. Kallsen executes and delivers to the Company a signed release and waiver of claims, Mr. Kallsen will also receive an amount equal to his annual base salary plus his average annual bonus payable from the Company for the three years prior to termination, payable over 12 months, and a lump sum payment equal to continued associate health insurance coverage for 12 months. The Kallsen Agreement provides for these Change of Control severance benefits on a “best net” approach, under which Mr. Kallsen’s Change of Control benefits will be reduced to avoid the golden parachute excise tax under Section 280G of the Internal Revenue Code unless without such a reduction he would receive more after-tax compensation than with a reduction. Payment of these severance benefits is subject to satisfaction of other requirements, conditions, and limitations set forth in the Kallsen Agreement, including covenants regarding confidentiality, non-competition, non-piracy and non-solicitation.

In the event of a termination for cause or due to death or Incapacity within two years after a Change of Control, Mr. Kallsen will be entitled to receive any unpaid base salary and any vested benefits.
Base Salaries
Base salaries provide appropriate fixed cash compensation necessary to attract and retain executive talent. Base salaries are intended to be competitive. The Nominating and Compensation Committee reviews the base salaries of our named executive officers on an annual basis as well as at the time of any promotion or other material change in responsibilities. In addition to engaging independent compensation consultant, Pearl Meyer on base salaries, our Nominating and Compensation Committee also considers the following when setting base salaries: (a) the individual executive’s overall performance and contribution to the Company’s performance, (b) overall Company performance and (c) the individual’s base salary relative to other executive officers. The Committee approved base salary increases for each named executive officer in January 2022, effective January 31, 2022.

Executive	2022 Base Salary ($)	2021 Base Salary ($)	% Increase
Litz H. Van Dyke	$615,000	$593,000	3.7%
Bradford N. Langs (1)	$495,000	$370,000	33.8%
Wendy S. Bell	$375,000	$360,000	4.2%
Tony E. Kallsen	$322,000	$315,000	2.2%
Matthew M. Speare	$352,000	$345,000	2.0%
(1) Based on the annual compensation review by Pearl Meyer, Mr. Langs' base salary was increased to this level to reflect his multiple roles as President, Chief Strategy Officer, and manager of the Bank's bond portfolio.
Annual Incentive Plan
In November 2018, with assistance from its independent compensation consultant, the Governance & Compensation Committee (which became the “Nominating and Compensation Committee” in August 2019) adopted an annual incentive plan for the purpose of awarding annual bonuses to certain associates based upon the achievement of annual performance objectives established each year under the plan. The annual incentive plan covers the Company’s executive officers and certain executive vice presidents (each, a “Participant”), which includes all of the Company’s named executive officers. The goal of the annual incentive plan is to motivate Participants to maximize shareholder value by achieving performance while limiting risk appropriately and maintaining the safety and soundness of the Company.
The plan is an annual incentive plan that is approved each year with a performance year running from January 1 through December 31. The Nominating and Compensation Committee oversees the administration of the plan, as well as plan design, determination of performance measures, goals and weightings and award payouts, partly based on input from the Company’s CEO.
At the beginning of each year, the Nominating and Compensation Committee develops a bonus template for each Participant. The primary elements of each template are:
•Percentage of base salary opportunity,
•Performance measures and goals selected from the Company’s approved budget numbers for the year or other objective measure, and
•Weightings assigned to the selected performance measures.
Under the annual incentive plan, a Participant can earn a bonus of up to a specific percentage of the Participant’s base salary. For 2022, these percentages are as follows:

Participant	% of Base Salary
Chief Executive Officer	60%
President & Chief Strategy Officer, Chief Financial Officer	50%
All Other Participants	35%
Performance measures under the plan are determined each year, in the categories of profitability, capital effectiveness and safety and soundness. The performance measures, goals and weightings assigned to them may change from year to year, and will likely be the same for all Participants in any given year, although that is subject to change.

The amount of bonus earned by a Participant each year will depend on the Company’s achievement with respect to the performance measure goals selected for that year, multiplied by the applicable weightings, multiplied by the Participant’s base salary and percentage of base salary opportunity.
Bonus amounts earned based on the Company’s performance for a year are reviewed and certified by the Nominating and Compensation Committee and paid to the Participant between January 1 and March 15 of the following year, generally shortly after the year’s results have been finalized and the Company’s earnings for the year have been announced. The plan has both short-term and long-term components, as the bonus amounts currently are paid 2/3 in cash and 1/3 in shares of restricted common stock of the Company, with time-based vesting in three annual installments.
For 2022, the Nominating and Compensation Committee selected the same performance measure goals and weightings for each of the Participants, including the Company's named executive officers. The following table shows the performance measure goals for the annual incentive plan for 2022, as well as the weightings of these goals and the achievement with respect to each goal:

Performance Measure	Weighting	Maximum Performance Goal	Weighted Average Performance Achieved	Performance Achieved	Percentage of Performance Achieved
Core Earnings per Share (1)	25%	$1.26	25%	$1.96	487%
Core ROAA (1)	25%	0.81%	25%	1.16%	404%
Core ROATCE (1)	25%	8.13%	25%	13.74%	584%
Core Efficiency (1)	25%	68.7%	25%	60.69%	327%
Weighted Average Bonus Amount Earned			100%
(1) Non-GAAP core earnings per share, core return on average assets ("ROAA"), core return on average tangible common equity ("ROATCE") and core efficiency are calculated utilizing financial data on a GAAP basis and excluding all extraordinary items, whether positive or negative.
Following the end of the year, the Nominating and Compensation Committee reviewed the Company’s performance with respect to these goals for 2022, and bonus amounts were determined under the plan based on the achievement of the performance goals, multiplied by the named executive officer’s base salary and percentage of base salary opportunity. As noted above, the bonus amounts were paid in early 2023, 2/3 in cash and 1/3 in shares of restricted common stock of the Company, with time-based vesting in three annual installments, granted under the Carter Bankshares, Inc. Amended and Restated 2018 Omnibus Equity Incentive Plan, which is discussed further below. The bonus amounts earned by the named executive officers for 2022 performance under this plan are reported as “Non-Equity Incentive Plan Compensation” for 2022 in the Summary Compensation Table.

Long-Term Incentive Plan

The Nominating and Compensation Committee approved the long-term incentive program (the "LTIP") for certain associates, under which shares of restricted stock and performance units are to be awarded periodically under the Carter Bankshares, Inc. Amended and Restated 2018 Omnibus Equity Incentive Plan (the "Equity Plan"). The LTIP covers the Company’s executive officers and certain executive vice presidents (each, a “Participant”), which includes all of the Company’s named executive officers. The goal of the LTIP is to promote leadership retention and management continuity, to reward management for strong sustained value creation and financial performance and to align the executives' interests with those of our shareholders through appropriately-sized grants of equity compensation. It is the Company's intent to maximize shareholder value by achieving performance while limiting risk appropriately and maintaining the safety and soundness of the Company by awarding shares of restricted stock and performance units.

The Nominating and Compensation Committee granted the first awards under the LTIP in March 2022. The time-based restricted stock awards cliff-vest on the fifth anniversary of the grant date, subject to accelerated vesting in certain circumstances. Pearl Meyer, at the request of the Nominating & Compensation Committee, compared performance and retention-based composition of incentive plans for the 21 peer banks. Based on this information and discussions with the Nominating & Compensation Committee members, Pearl Meyer recommended that the committee target the peer medial long-term incentive value for the CEO, Executive Vice Presidents, and other named executive officers. They further recommended that the grants be divided as 70% performance-based as performance units and 30% retention-based as restricted shares.

The performance units granted under the LTIP can be earned from 0% to 110% of target based on achieving the applicable performance goals and will be paid to the extent earned after the end of the three-year performance period, subject to accelerated vesting in certain circumstances. These 2022 performance units are subject to three equally weighted performance-based goals established by the Nominating and Compensation Committee: return on average assets ("ROAA"), core efficiency ratio, and the non-performing assets ratio. Achievement with respect to these goals will be measured by comparing the Company's performance during the three-year performance period of January 1, 2022 to December 31, 2024 to a peer group consisting of the companies listed on the ABAQ index of publicly traded community banking companies on the first day of the performance period. The level of achievement percentage that corresponds to the Company's percentile ranking for each performance goal will be applied to the one-third of the target number of performance units. Failure to meet threshold performance during the performance period means no performance units for that performance goal will be earned. The level of achievement will be calculated separately for each performance goal and the level of achievement for one performance goal will not impact the other performance goals.

The performance goals under the performance units granted in March 2022 are summarized in the following table:

Performance Goal	Percentage of Target Performance Units Subject to Performance Vesting	Percentile Ranking of Company vs Peer Group for Performance Period Percentage Earned Threshold % - Target % - Stretch%
Performance Goa1 1: ROAA	0.333%	40th Percentile - 50th Percentile - 55th Percentile 80% - 100% - 110%*
Performance Goal 2: Core Efficiency Ratio	0.333%	40th Percentile - 50th Percentile - 55th Percentile 80% - 100% - 110%*
Performance Goal 3: Non-Performing Assets Ratio	0.334%	40th Percentile - 50th Percentile - 55th Percentile 80% - 100% - 110%
If the performance criteria and service requirements are met, these performance units will vest on the payment date which is within 70 days following the end of the performance period. The Company will pay the performance units that have vested in shares of the Company's common stock.

Equity Compensation
The Company grants equity compensation pursuant to the Equity Plan. The Equity Plan authorizes the issuance of up to 2,000,000 shares of common stock for awards to key associates and non-employee Directors of the Company and its subsidiaries as determined by the Nominating and Compensation Committee, which has been appointed by the Board to administer the Equity Plan. The Equity Plan authorizes the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, stock awards, performance units and performance cash awards. Subject to accelerated vesting under certain circumstances, the Equity Plan requires a minimum vesting period of one year for awards subject to time-based conditions and a minimum performance period of one year for awards subject to achievement or satisfaction of performance goals. These minimums are applicable to awards other than those granted as part of a retainer for the service of non-employee Directors. With respect to executive compensation, the purpose of the Equity Plan is to provide incentives to certain key associates to align their personal interests with the long-term financial success of the Company and with growth in shareholder value, consistent with the Company’s risk management practices.
In addition to the LTIP awards granted in March 2022, in February 2023, 2022 and 2021, the Company and the Bank, respectively, granted restricted stock awards to several associates, including all of the named executive officers, in connection with the annual incentive plan bonus payouts for 2022, 2021 and 2020 performance. The restricted stock vests in equal installments on each of the first, second and third anniversaries of the grant date, subject to accelerated vesting in certain circumstances.
As discussed above, the Nominating and Compensation Committee anticipates granting future awards of restricted stock to associates, including the named executive officers, in connection with the annual incentive plan and future awards of restricted stock and performance units to associates, including the named executive officers, pursuant to the LTIP, and may also grant other equity awards under the Equity Plan as part of the Company’s compensation program.
Limitations on Hedging and Speculative Transactions
The Board has approved the Carter Bankshares, Inc. Insider Trading Policy that applies to all directors, officers and associates of the Company and, among other goals, helps ensure that the Company’s personnel bear the full risks and benefits of stock ownership. Under this policy, Company personnel may not sell Company stock “short,” trade in Company stock in or through a margin account (except certain grandfathered arrangements in place when the prohibitions were adopted), or otherwise engage in hedging transactions or speculative or short-term trading of Company stock.
Nominating and Compensation Committee Report
The Nominating and Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion & Analysis included above. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Committee, the Committee has recommended to the Board the inclusion of the Compensation Discussion & Analysis in this proxy statement.

Members of the Nominating and Compensation Committee
Kevin S. Bloomfield
Robert W. Conner
Gregory W. Feldmann, Chair
Lanny A. Kyle, O.D.
Jacob A. Lutz, III
E. Warren Matthews
CEO Pay Ratio

The Company determined that the 2022 annual total compensation of the median compensated associate of all its associates, other than the CEO, as of December 31, 2022 was $48,399; the CEO’s 2022 annual total compensation was $1,259,829; and the ratio of these amounts was 26:1.
The Company identified a new median associate for 2022 due to changes in the Company’s compensation program since 2021. To do this, we utilized the following methodology. As of December 31, 2022, the Company’s total population consisted of 671 associates, all of whom work in the United States. This population consisted of all of the Company’s full-time and part-time associates. To identify the median compensated associate, we used a consistently applied compensation measure defined as gross wages as reported on each associate’s 2022 Internal Revenue Service (“IRS”) Form W-2. We further annualized pay for those individuals not employed for a full year in 2022, but who were employed as of December 31, 2022.
Once we identified our median compensated associate, we calculated the median compensated associate’s and our CEO’s 2022 annual total compensation in accordance with the requirements of the Summary Compensation Table.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated associate and calculating the pay ratio based on that associate’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Summary Compensation Table
Fiscal 2020 - 2022
The table below reflects compensation received by each named executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-equity Incentive Plan Compensation($)(2)	Change in Pension Value and Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)(3)	Total ($)
Litz H. Van Dyke	2022	$612,513	—	$232,042	—	$369,000	—	$46,274	$1,259,829
Chief Executive Officer of the Company and the Bank	2021	$593,000	—	—	—	$296,500(4)	—	$44,834	$934,334
	2020	$590,346	—	—	—	$80,005	—	$115,391	$785,742

Bradford N. Langs	2022	$480,628	—	$102,378	—	$247,500	—	$42,713	$873,219
President and Chief Strategy Officer of the Bank	2021	$370,000	—	—	—	$185,000(4)	—	$41,378	$596,378
	2020	$365,962	—	—	—	$44,403	—	$40,765	$451,130

Wendy S. Bell	2022	$373,320	—	$88,726	—	$187,500	—	$42,794	$692,340
Chief Financial Officer of the Company; Senior Executive Vice President and Chief Financial Officer of the Bank	2021	$360,000	—	—	—	$180,000(4)	—	$41,464	$581,464
	2020	$358,846	—	—	—	$43,206	—	$41,016	$443,068

Tony E. Kallsen	2022	$321,243	—	$88,726	—	$112,700	—	$36,049	$558,718
Senior Executive Vice President and Chief Credit Officer of the Bank	2021	$315,000	—	—	—	$110,250(4)	—	$40,334	$465,584

Matthew M. Speare	2022	$351,244	—	$88,726	—	$123,200	—	$36,486	$599,656
Senior Executive Vice President and Chief Operations Officer of the Bank	2021	$345,000	—	—	—	$120,750(4)	—	$35,479	$501,229
	2020	$343,846	—	—	—	$41,410	—	$35,040	$420,296

(1) Stock awards for 2022 consist of time-based restricted stock and performance-based unit awards granted under the Company's LTIP. The performance-based unit awards vest only if, and to the extent earned based on performance achievement over a three-year performance period ending December 31, 2024 and satisfaction of additional service requirements.

All stock and unit awards are reflected at their grant date fair value, as determined pursuant to Accounting Standards Codification Topic 718, Stock Compensation ("ASC 718"), based on the closing price of stock on the grant date. The amounts reflected for performance-based unit awards reflect the grant date assumption that we will achieve the required performance goals at target levels.

The following table provides the grant date fair value of performance-based unit awards granted during 2022 assuming stretch (or maximum) achievement:

Name	Stretch Payout ($)
Litz H. Van Dyke	$144,414
Bradford N. Langs	$63,712
Wendy S. Bell	$55,217
Tony E. Kallsen	$55,217
Matthew M. Speare	$55,217
(2) The amounts in this column for 2020, 2021 and 2022 reflect the bonus amounts earned for 2020, 2021 and 2022 performance under the annual incentive plan and include both the portion of the bonus paid in cash and the portion paid in shares of restricted stock that were granted in February 2021, 2022 and 2023. In each case, the cash portion and the portion paid in restricted shares of these bonus amounts were paid in the year following the year in which the performance criteria was achieved.
(3) The amount of compensation properly categorized in this column, including perquisites and other personal benefits that total more than $10,000, is listed in the table below for 2022 for each named executive officer.

Name	Medical	401(k) and Profit Sharing Plan Matching Contributions	Disability Insurance	Life Insurance Premiums	Car Allowance	Gross Ups Car Allowance	Total
Litz H. Van Dyke	$18,252	$12,200	$587	$3,054	$8,400	$3,781	$46,274
Bradford N. Langs	$18,252	$12,200	$587	$3,054	$6,000	$2,620	$42,713
Wendy S. Bell	$18,252	$12,200	$587	$3,054	$6,000	$2,701	$42,794
Tony E. Kallsen	$11,596	$12,200	$587	$3,054	$6,000	$2,612	$36,049
Matthew M. Speare	$12,033	$12,200	$587	$3,054	$6,000	$2,612	$36,486
(4) The amounts for 2021 have been updated from prior proxy statement disclosures that inadvertently excluded amounts surrendered to satisfy tax withholding obligations.

The table below reflects information regarding the annual incentive plan opportunities and LTIP awards granted to the named executive officers during or for the year ended December 31, 2022.
Grants of Plan-Based Awards
Fiscal 2022

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Litz H. Van Dyke
Annual Incentive Plan	N/A	—	—	$369,000	—	—	—	—	—
Time-Based Restricted Stock	3/7/2022	—	—	—	—	—	—	6,373	$100,757
Performance Units	3/7/2022	—	—	—	2,213	8,304	9,134	—	$131,285

Bradford N. Langs
Annual Incentive Plan	N/A	—	—	$247,500	—	—	—	—	—
Time-Based Restricted Stock	3/7/2022	—	—	—	—	—	—	2,812	$44,458
Performance Units	3/7/2022	—	—	—	976	3,664	4,030	—	$57,920

Wendy S. Bell
Annual Incentive Plan	N/A	—	—	$187,500	—	—	—	—	—
Time-Based Restricted Stock	3/7/2022	—	—	—	—	—	—	2,437	$38,529
Performance Units	3/7/2022	—	—	—	846	3,176	3,493	—	$50,197

Tony E. Kallsen
Annual Incentive Plan	N/A	—	—	$112,700	—	—	—	—	—
Time-Based Restricted Stock	3/7/2022	—	—	—	—	—	—	2,437	$38,529
Performance Units	3/7/2022	—	—	—	846	3,176	3,493	—	$50,197

Matthew M. Speare
Annual Incentive Plan	N/A	—	—	$123,200	—	—	—	—	—
Time-Based Restricted Stock	3/7/2022	—	—	—	—	—	—	2,437	$38,529
Performance Units	3/7/2022	—	—	—	846	3,176	3,493	—	$50,197

(1)Reflects the maximum bonus that each named executive officer could earn for 2022 performance under the annual incentive plan. The annual incentive plan does not have threshold or target performance levels. The actual amounts earned by the named executive officers for 2022 performance under this plan, which were paid partly in cash and partly in shares of restricted stock with a three-year vesting period, are reported as “Non-Equity Incentive Plan Compensation” for 2022 in the Summary Compensation Table.
(2)Amounts reflected in these columns represent the number of PUs granted to our named executive officers during 2022 under the LTIP, pursuant to which our named executive officers could earn from 0% to 110% in the target number of PUs, based on the achievement over a three-year performance period ending December 31, 2024 of ROAA, core efficiency ratio and the non-performing assets ratio for the Company compared to a peer group. Any PUs earned based on the achievement with respect to such goals will vest on the payment date, which is within 70 days following December 31, 2024 and be paid in shares of the Company's common stock.
(3)Amounts reflected in this column represent the number of time-vesting shares of restricted stock that were granted to each of our named executive officers during 2022 under the LTIP.
(4)Amounts reflected in this column represent the grant date fair value of awards of restricted stock and PUs granted to each of our named executive officers, calculated in accordance with ASC Topic 718. The amounts shown for the PUs are based on the probable outcome of such awards on the grant date, which was achievement at the target level.

Outstanding Equity Awards at Fiscal 2022 Year-End
The table below reflects certain information regarding restricted stock awards held by each named executive officer as of December 31, 2022. None of the named executive officers held any other equity awards as of December 31, 2022.
Stock Awards

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Litz H. Van Dyke	2/20/20(1)	1,016	$16,855	—	—
	2/19/21(1)	1,612	$26,743	—	—
	2/17/22(1)	4,253	$70,557	—	—
	3/7/22(2)	—	—	6,373	$105,728
	3/7/22(3)	—	—	8,304	$137,763

Bradford N. Langs	2/20/20(1)	598	$9,921	—	—
	2/19/21(1)	895	$14,848	—	—
	2/17/22(1)	2,680	$44,461	—	—
	3/7/22(2)	—	—	2,812	$46,651
	3/7/22(3)	—	—	3,664	$60,786

Wendy S. Bell	2/20/20(1)	624	$10,352	—	—
	2/19/21(1)	871	$14,450	—	—
	2/17/22(1)	2,591	$42,985	—	—
	3/7/22(2)	—	—	2,437	$40,430
	3/7/22(3)	—	—	3,176	$52,690

Tony E. Kallsen	2/20/20(1)	381	$6,321	—	—
	2/19/21(1)	762	$12,642	—	—
	2/17/22(1)	1,570	$26,046	—	—
	3/7/22(2)	—	—	2,437	$40,430
	3/7/22(3)	—	—	3,176	$52,690

Matthew M. Speare	2/20/20(1)	419	$6,951	—	—
	2/19/21(1)	835	$13,853	—	—
	2/17/22(1)	1,775	$29,447	—	—
	3/7/22(2)	—	—	2,437	$40,430
	3/7/22(3)	—	—	3,176	$52,690

(1)These awards of restricted stock were granted pursuant to the Equity Plan. The restricted stock vests in equal 1/3 installments on the first, second and third anniversaries of the grant date, subject to accelerated vesting under certain circumstances.
(2)These awards of restricted stock were granted pursuant to the LTIP and the Equity Plan. The restricted stock has a five-year cliff vesting, with all shares vesting on March 7, 2027.
(3)These PU awards vest on the payment date, which is within 70 days following December 31, 2024 to the extent earned based on performance achievement over a three-year performance period ending December 31, 2024 and satisfaction of additional service requirements. The amounts reported are based on achieving the target level of performance.
(4)The amounts in this column represent the aggregate fair market value of the restricted stock and PU awards, as applicable, as of December 31, 2022, based on the closing price of the Company's stock on December 30, 2022, which was the last business day of the year. The closing price of the Company’s common stock was $16.59 on that date.

Option Exercises and Stock Vested
Fiscal 2022

The table below reflects information regarding restricted stock awards held by each named executive officer that vested during 2022. None of the named executive officers held any stock options during 2022.

	Stock Awards
Name	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)(2)
Litz H. Van Dyke	4,865	$79,161

Bradford N. Langs	2,949	$47,982

Wendy S. Bell	2,961	$48,185

Tony E. Kallsen	1,937	$31,533

Matthew M. Speare	2,088	$34,008

(1)The number of shares acquired on vesting represents the gross number of shares of the Company's common stock that vested, without taking into account any shares withheld to satisfy applicable tax obligations.
(2)The value realized on vesting for restricted stock is the market value based on the closing price of the Company’s common stock on the vesting date multiplied by the gross number of shares that vested.

401(k) and Profit-Sharing Plan
The 401(k) and Profit-Sharing Plan covers all associates that have been employed for one month (six months for profit-sharing), have reached the age of 20-1/2 and have reached an entry date provided under the plan. Persons who have reached the age of 62 are fully vested regardless of length of service. Elective deferrals and safe harbor matching contributions are 100% vested.  Profit-sharing contributions and non-safe harbor matching contributions are subject to the below vesting schedule and certain other requirements set forth in the plan.  For eligibility and vesting purposes, associates receive credit for previous employment with any of the Merged Banks, the Mortgage Company of Virginia, Bank Services of Virginia, Inc. and Bank Services Insurance, Inc. Vesting is based on the number of years of service, with a year being any year an associate works a minimum of 1,000 hours.

The vesting schedule is as follows:

Years of Service	Vested Percentage	Forfeitable Percentage
1	0%	100%
2	20%	80%
3	40%	60%
4	60%	40%
5	100%	0%

Each year the Board determines what amount, if any, is to be allocated as a profit-sharing contribution to the plan. A profit-sharing contribution is made in the year following the year to which it relates. These profit-sharing contributions to the plan were $2.0 million in 2022, $1.8 million in 2021, and $1.0 million in 2020.
The 401(k) and Profit-Sharing Plan also includes a company match based upon an associate’s elective deferral.  This elective deferral is subject to dollar limits announced annually by the IRS.  Elective deferrals are currently matched with a safe-harbor match equal to 100% of the first 3% deferred and 50% of the next 2%, producing a maximum 4% match.  Expense for this deferral match was $1.3 million, $1.3 million and $1.2 million for the years ended December 31, 2022, 2021 and 2020 respectively.  Each of the named executive officers participates in the 401(k) and Profit-Sharing Plan except that, beginning in 2020, the named executive officers are excluded from participation in the profit-sharing contribution.
Nonqualified Deferred Compensation Plan
In December 2020, the Bank adopted an unfunded, nonqualified deferred compensation plan, called the Nonqualified Deferred Compensation Plan, to provide key associates of the Bank, including all of the Company’s named executive officers (beginning after the date of adoption) the opportunity to defer to a later year on a pre-tax basis certain compensation without being subject to the dollar limits that apply to these associates under the Bank’s 401(k) and Profit-Sharing Plan. This plan allows participants whose maximum retirement contribution is limited by IRS rules to defer additional compensation. Participants in the plan are eligible to defer (on a pre-tax basis) up to 100% of their eligible plan compensation. The compensation and fees (and related earnings) deferred under this plan are held in a grantor trust until paid to the participants and are 100% vested, but remain subject to the claims of the creditors of the Bank and Company until paid to the participants. Benefits under the Nonqualified Deferred Compensation Plan are paid upon the later of reaching age 62 or separation from service in either a lump sum or annual installments of 5, 10 or 15 years, in each case as elected by the participant and subject to a mandatory six-month delay for certain participants. Two named executive officers participated in the Nonqualified Deferred Compensation Plan in 2022; however Mr. Kallsen did not make any deferrals under the plan in 2022.
Nonqualified Deferred Compensation for 2022

Name	Executive Contributions in Last FY($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY($)(2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Litz H. Van Dyke	—	—	—	—	—
Bradford N. Langs	—	—	—	—	—
Wendy S. Bell	$134,954	—	$(7,029)	—	$213,073
Tony E. Kallsen	—	—	$(4,064)	—	$22,032
Matthew M. Speare	—	—	—	—	—
(1) Reflects salary deferred under the Nonqualified Deferred Compensation Plan. These amounts are included as 2022 "salary" in the Summary Compensation Table. Ms. Bell and Mr. Kallsen were the only named executive officers who participated in this plan in 2022.

(2) Aggregate losses attributed to participants under the Nonqualified Deferred Compensation Plan are actual returns based on their investment elections under the plan.
(3) Of the amounts in this column, $79,574 and $25,200 were previously reported as compensation to Ms. Bell and Mr. Kallsen, respectively, in a Summary Compensation Table for years prior to 2022.
Potential Payments upon Termination or Change of Control
The following table shows the estimated payments to or benefits that would have been received by each of the named executive officers upon the following termination events or upon a change of control of the Company, in each case assuming that each termination event or the change of control occurred on December 31, 2022, and assuming a stock price of $16.59 which was the closing stock price of the Company’s common stock on December 30, 2022, the last business day of the year. The amounts reflected in the following table are estimates, as the actual amounts that would have been paid to or received by a named executive officer can only be determined at the time of termination or change of control.
The following table reports only amounts that are increased, accelerated or otherwise paid or payable as a result of the applicable termination or change of control event and, as a result, excludes amounts accrued through December 31, 2022, such as accrued but unpaid salary and annual bonus compensation amounts for completed performance periods and vested account balances under the 401(k) and Profit Sharing Plan, Nonqualified Deferred Compensation Plan and other plans. The Nonqualified Deferred Compensation Plan provides that all amounts will be paid upon the later of reaching age 62 or separation from service, subject to a mandatory six-month delay for certain participants. The terms of the Nonqualified Deferred Compensation Plan are discussed in further detail under "Nonqualified Deferred Compensation Plan," and the "Nonqualified Deferred Compensation Plan for 2022" table sets forth the vested account balances of the named executive officer participants. The table also excludes any amounts that are available generally to all salaried associates and in a manner that does not discriminate in favor of the Company’s executive officers.

Payments and Benefits	Death	Termination Due to Incapacity	Termination Without Cause or for Good Reason Not in Connection with Change of Control (1)(2)	Termination Without Cause or for Good Reason within 2 Years Following a Change of Control (3)(4)(5)(6)	Termination For Cause or Without Good Reason	Change of Control with no Related Termination of Employment
Litz H. Van Dyke
Cash Severance	$ —	$ —	$922,500	$2,207,850	$ —	$ —
Equity Vesting (7)	177,697	177,697	—	17,621	—	160,076
Health Care Coverage	—	—	27,378	27,378	—	—
Total	$177,697	$177,697	$949,878	$2,252,849	$ —	$160,076

Bradford N. Langs
Cash Severance	$ —	$ —	$495,000	$1,237,500	$ —	$ —
Equity Vesting (7)	97,267	97,267	—	7,775	—	89,492
Health Care Coverage	—	—	18,252	27,378	—	—
Total	$97,267	$97,267	$513,252	$1,272,653	$ —	$89,492

Wendy S. Bell
Cash Severance	$ —	$ —	$375,000	$937,500	$ —	$ —
Equity Vesting (7)	92,088	92,088	—	6,738	—	85,350
Health Care Coverage	—	—	18,252	27,378	—	—
Total	$92,088	$92,088	$393,252	$971,616	$ —	$85,350

Tony E. Kallsen
Cash Severance	$ —	$ —	$ —	$405,181	$ —	$ —
Equity Vesting (7)	69,310	69,310	—	6,738	—	62,572
Health Care Coverage	—	—	—	11,596	—	—
Total	$69,310	$69,310	$ —	$423,515	$ —	$62,572

Matthew M. Speare
Cash Severance	$ —	$ —	$352,000	$827,200	$ —	$ —
Equity Vesting (7)	74,552	74,552	—	6,738	—	67,814
Health Care Coverage	—	—	12,033	18,050	—	—
Total	$74,552	$74,552	$364,033	$851,988	$ —	$67,814

(1)    Under his employment agreement, if Mr. Van Dyke resigns for Good Reason or his employment is terminated without cause not in connection with a change of control, Mr. Van Dyke will be entitled to receive monthly severance payments equal to one-twelfth of his annual base salary for 18 months and continued associate health insurance coverage for 18 months. Payment of these severance benefits is subject to receipt by the Company of a signed release and waiver of claims and satisfaction of other requirements, conditions, and limitations set forth in Mr. Van Dyke’s employment agreement, including covenants regarding confidentiality, non-competition, non-piracy and non-solicitation.
(2)    For each named executive officer other than Messrs. Van Dyke and Kallsen, under his or her employment agreement, if the named executive officer resigns for Good Reason or his or her employment is terminated without cause not in connection with a change of control, the named executive officer will be entitled to receive monthly severance payments equal to one-twelfth of his or her annual base salary for 12 months and continued associate health insurance coverage for 12 months. Payment of these severance benefits is subject to receipt by the Company of a signed release and waiver of claims and satisfaction of other requirements, conditions, and limitations set forth in the employment agreement, including covenants regarding confidentiality, non-competition, non-piracy and non-solicitation.

(3)    Under his employment agreement, if Mr. Van Dyke resigns for Good Reason or his employment is terminated without cause within two years after a change of control Mr. Van Dyke will be entitled to receive a lump sum severance payment equal to 2.99 times his annual base salary, continued associate health insurance coverage for 18 months and a lump sum payment equal to Mr. Van Dyke’s highest annual bonus earned from the Company for the three years prior to termination. Payment of these severance benefits is subject to receipt by the Company of a signed release and waiver of claims and satisfaction of other requirements, conditions, and limitations set forth in Mr. Van Dyke’s employment agreement, including covenants regarding confidentiality, non-competition, non-piracy and non-solicitation.
(4) Under his change of control severance agreement, if Mr. Kallsen resigns for Good Reason or his employment is terminated without cause within two years after a change of control and Mr. Kallsen executes and delivers to the Company a signed release and waiver of claims, he will be entitled to receive monthly severance payments for 12 months in an aggregate amount equal to his annual base salary plus his average annual bonus payable from the Company for the three years prior to termination, and a lump sum payment equal to continued associate health insurance coverage for 12 months. Payment of these severance benefits is subject to satisfaction of other requirements, conditions, and limitations set forth in Mr. Kallsen's change of control severance agreement, including covenants regarding confidentiality, non-competition, non-piracy and non-solicitation.
(5)     For each named executive officer other than Messrs. Van Dyke and Kallsen, under his or her employment agreement, if the named executive officer resigns for Good Reason or his or her employment is terminated without cause within two years after a change of control, the named executive officer will be entitled to receive to receive a lump sum severance payment equal to two times his or her annual base salary, continued associate health insurance coverage for 18 months and a lump sum payment equal to the named executive officer’s highest annual bonus earned from the Company for the three years prior to termination. Payment of these severance benefits is subject to receipt by the Company of a signed release and waiver of claims and satisfaction of other requirements, conditions, and limitations set forth in the employment agreement, including covenants regarding confidentiality, non-competition, non-piracy and non-solicitation.
(6)    Each named executive officer’s employment agreement or change of control severance agreement provides for change of control benefits on a “best net” approach, under which the named executive officer’s change of control benefits will be reduced to avoid the golden parachute excise tax under Section 280G of the Internal Revenue Code unless without such a reduction the named executive officer would receive more after-tax compensation than with a reduction. The amounts shown in this column do not reflect any reductions that might be made pursuant to these provisions.
(7)    All then unvested restricted stock other than restricted stock granted under the LTIP (“non-LTIP restricted stock”) becomes fully vested upon a change of control of the Company or the Bank, as applicable, or upon termination of the named executive officer’s employment due to (a) death or (b) disability. In the event of termination of the named executive officer’s employment for good reason or without cause, all then unvested non-LTIP restricted stock would be forfeited in the absence of the Nominating and Compensation Committee’s exercise of discretion to waive such forfeiture. In the event of termination of the named executive officer’s employment for any other reason, including retirement, all then unvested non-LTIP restricted stock would be forfeited.

A pro-rata portion (based on the number of months employed during the period of restriction) of the restricted stock granted under the LTIP (“LTIP restricted stock”) becomes vested upon termination of the named executive officer’s employment due to (a) death, (b) disability, or (c) for good reason or without cause within 2 years following a change of control of the Company or the Bank, as applicable. In the event of termination of the named executive officer’s employment for any other reason, all then unvested LTIP restricted stock would be forfeited in the absence of the Nominating and Compensation Committee’s exercise of discretion to waive such forfeiture.

A pro-rata portion (based on the number of months employed during the performance period) of the performance units becomes vested (to the extent the applicable performance goals are met) upon a change of control of the Company or the Bank, as applicable, or upon termination of the named executive officer’s employment due to (a) death or (b) disability. Performance is measured as of the end of the quarter immediately preceding the date of the change of control or termination, as applicable. In the event of termination of the named executive officer’s employment for any other reason, all then unvested LTIP restricted shares would be forfeited in the absence of the Nominating and Compensation Committee’s exercise of discretion to waive such forfeiture.

PAY VERSUS PERFORMANCE

The following table presents certain information regarding compensation paid to the Company's CEO and other NEOs, and certain measures of financial performance, for the three years ended December 31, 2022. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K:

Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid ("CAP") to CEO(2)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-CEO Named Executive Officers (4)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) (in thousands)	Earnings (Loss) per Share ("EPS")
					Total Share holder Return ("TSR")	Peer Group Total Share holder Return(5)
2022	$1,259,829	$1,255,996	$680,983	$681,963	$70.44	$98.38	$50,118	$2.03
2021	$934,334	$890,964	$536,164	$515,917	$65.35	$118.61	$31,590	$1.19
2020	$785,742	$755,842	$405,951	$387,559	$45.52	$87.24	$(45,858)	$(1.74)

(1) The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Van Dyke for each corresponding year in the "Total" column of the Summary Compensation Table ("SCT").
(2) The dollar amounts reported in this column represent the amount of CAP to our CEO, Litz Van Dyke, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Van Dyke during the applicable year. To calculate CAP to Mr. Van Dyke, for each of the years shown, the following amounts were deducted from and added to SCT total compensation.

CEO SCT Total to CAP Reconciliation:

Year	SCT Total	Deductions from SCT Total(a)	Additions to SCT Total(b)	CAP
2022	$1,259,829	$353,812	$349,979	$1,255,996
2021	$934,334	$97,847	$54,477	$890,964
2020	$785,742	$26,405	$(3,495)	$755,842

(a) The dollar amounts reported in this column include $232,042 in the "Stock Awards" column of the SCT, as well as, $121,770 in the "Non-equity Incentive Plan Compensation" column of the SCT for 2022, $97,847 and $26,405 in the "Non-equity Incentive Plan Compensation" column of the SCT for 2021 and 2020, respectively, reflecting the portion of the bonus amounts earned for 2022, 2021 and 2020 performance under the annual incentive plan that was paid in shares of restricted stock granted in February 2023, 2022 and 2021.
(b) The equity component of CAP for each fiscal year is further detailed in the supplemental table below.

CEO Equity Component of CAP:

Year	Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested as of Year End	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Outstanding and Unvested as of Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that were Forfeited in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$314,049	$3,154	$29,672	$3,104	$—	$—	$349,979
2021	$37,213	$15,056	$—	$2,208	$—	$—	$54,477
2020	$32,653	$(31,018)	$—	$(5,130)	$—	$—	$(3,495)

(3) The dollar amounts reported in this column represent the average of the amounts reported for the Company's non-CEO named executive officers ("Non-CEO NEOs") as a group in the "Total" column of the SCT in each applicable year. The names of the Non-CEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: for 2022 and 2021: Bradford N. Langs, Wendy S. Bell, Tony E. Kallsen and Matthew M. Speare; and for 2020, Bradford N. Langs, Wendy S. Bell, Phyllis Q. Karavatakis and Matthew M. Speare.
(4) The dollar amounts reported in this column represent the average amount of CAP to the Non-CEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-CEO NEOs during the applicable year. To calculate CAP to our Non-CEO NEOs for each of the years shown, the following amounts were deducted from and added to SCT total compensation.

Average Non-CEO NEOs SCT Total to CAP Reconciliation:

Year	SCT Total	Deductions from SCT Total(a)	Additions to SCT Total(b)	CAP
2022	$680,983	$149,334	$150,314	$681,963
2021	$536,164	$49,176	$28,929	$515,917
2020	$405,951	$10,647	$(7,745)	$387,559

(a) The dollar amounts reported in this column include the average of $92,139 in the "Stock Awards" column of the SCT, as well as, $57,195 in the "Non-equity Incentive Plan Compensation" column of the SCT for 2022, and includes an average of $49,176 and $10,647 in the "Non-equity Incentive Plan Compensation" column of the SCT for 2021 and 2020, respectively, reflecting the portion of the bonus amounts earned for 2022, 2021 and 2020 performance under the annual incentive plan that was paid in shares of restricted stock granted in February 2023, 2022 and 2021.
(b) The equity component of CAP for each fiscal year is further detailed in the supplemental table below.

Average Non-CEO NEOs Equity Component of CAP:

Year	Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested as of Year End	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Outstanding and Unvested as of Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that were Forfeited in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$132,434	$1,616	$14,647	$1,617	$—	$—	$150,314
2021	$19,403	$7,731	$—	$1,795	$—	$—	$28,929
2020	$17,964	$(20,511)	$—	$(5,198)	$—	$—	$(7,745)

(5) Represents the weighted peer group TSR, weighted according to the respective companies' stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P BMI U.S. Banks Index.

Tabular List of Financial Performance Measures

The Company considers the following to be the most important financial performance measures it uses to link CAP to its NEOs, for 2022, to Company performance. These financial measures are used by the Nominating and Compensation Committee to link executive compensation to Company performance for the 2022 performance year.

Most Important Financial Performance Measures

•Earnings per Share
•Return on Average Assets
•Return on Average Equity
•Efficiency Ratio
•Nonperforming Assets to Average Assets Ratio

Relationship between Financial Performance Measures and Executive Compensation

Compensation Actually Paid and Cumulative TSR: The graph below illustrates the relationship between the CAP of our CEO and the average CAP of our non-CEO NEOs over the last three years and the Company's TSR performance, as well as TSR relative to the S&P BMI U.S. Banks Index. This illustrates that, from 2020 to 2021 and 2021 to 2022, the CAP of our CEO and the average CAP of our non-CEO NEOs is generally aligned with the Company's cumulative TSR.

Compensation Actually Paid vs. TSR Performance

Compensation Actually Paid vs. TSR Performance
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$—
Compensation Actually Paid
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
Total Shareholder Return ($100 Investment)
$755,842
$387,559
$87.24
$45.52
$890,964
$515,917
$118.61
$65.35
$1,255,996
$681,963
$98.38
$70.44
2020
2021
2022
CEO CAP
Average Non-CEO NEO CAP
CARE TSR
S&P BMI U.S. Banks Index TSR

Compensation Actually Paid and Net Income: The graph below illustrates the relationship between the CAP of our CEO and the average CAP of our non-CEO NEOs over the last three years and the Company's net income. This illustrates that, from 2020 to 2021 and 2021 to 2022, the CAP of our CEO and the average CAP of our non-CEO NEOs is generally aligned with the Company's net income.

Compensation Actually Paid vs. Net Income (Loss)
Compensation Actually Paid
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$—
Net Income (Loss) (in thousands)
$50,000
$25,000
$—
$(25,000)
$(50,000)
$755,842
$387,559
$(45,858)
$890,964
$515,917
$31,590
$1,255,996
$681,963
$50,118
2020
2021
2022
CEO CAP
Average Non-CEO NEO CAP
Net Income

Compensation Actually Paid and Earnings per Share: The graph below illustrates the relationship between the CAP of our CEO and the average CAP of our non-CEO NEOs over the last three years and the Company's earnings (loss) per share. This illustrates that, from 2020 to 2021 and 2021 to 2022, the CAP of our CEO and the average CAP of our non-CEO NEOs is generally aligned with the Company's earnings (loss) per share.

Compensation Actually Paid vs. Earnings (Loss) per Share
Compensation Actually Paid
Earnings (Loss) per Share
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$—
$2.40
$1.20
$—
$(1.20)
$(2.40)
$755,842
$387,559
$(1.74)
$890,964
$515,917
$1.19
$1,255,996
$681,963
$2.03
2020
2021
2022
CEO CAP
Average Non-CEO NEO CAP
EPS

DIRECTOR COMPENSATION
The Nominating and Compensation Committee reviews and recommends to the Board for approval the compensation of the Company’s non-employee Directors. For 2022 non-employee Director compensation, the Nominating and Compensation Committee recommended the fees to be paid to non-employee Directors based in part on advice of the Committee's independent compensation consultant, Pearl Meyer, which annually conducts an external market study using the same peer group identified above for executive compensation determinations to assess the competitiveness of current pay for our non-employee Directors. As with the executive compensation program, the Nominating and Compensation Committee considers the peer data to ensure that the Company’s non-employee Director compensation is competitive and close to the median of market practices of the peer companies.
Based in part on the recommendations of Pearl Meyer, effective January 1, 2020, the Nominating and Compensation Committee recommended and the Board approved a change in non-employee Director compensation. Non-employee Directors do not receive per-meeting fees and instead receive an annual cash retainer, payable monthly, and an annual stock retainer in the form of an annual award of time-based restricted stock under the Equity Plan. In 2022, the Chairman of the Board received an annual cash retainer in the amount of $71,800, each committee chair received an annual cash retainer in the amount of $45,800, and each other non-employee Director received an annual cash retainer in the amount of $38,800. The annual stock retainer for each Director is paid in the form of restricted stock, is based on the closing price of the Company's stock on the grant date, and has a one-year vest date. The restricted stock grants for 2022 were approved in an amount $30,000 per then-serving Director based on the closing price of the Company's stock.
In November 2022, based in part on the recommendations of Pearl Meyer, the Nominating and Compensation Committee recommended and the Board approved no change to the non-employee Directors' compensation for 2023.
In December 2020, the Bank adopted an unfunded, nonqualified deferred compensation plan, called the Nonqualified Deferred Compensation Plan, that provides the Bank’s non-employee Directors (beginning in January 2022) the opportunity to defer to a later year on a pre-tax basis certain director fees. None of the Company's non-employee Directors elected to participate in the Nonqualified Deferred Compensation Plan for 2022.

Director Compensation Table
Fiscal 2022

The following table provides compensation information for the year ended December 31, 2022 for each non-employee member who served on of the Board in 2022.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael R. Bird	$45,933	$30,007	—	—	—	—	$75,940
Kevin S. Bloomfield	$38,500	$30,007	—	—	—	—	$68,507
Robert M. Bolton	$38,500	$30,007	—	—	—	—	$68,507
Robert W. Conner	$45,933	$30,007	—	—	—	—	$75,940
Gregory W. Feldmann	$51,767	$30,007	—	—	—	—	$81,774
James W. Haskins	$70,167	$30,007	—	—	—	—	$100,174
Lanny A. Kyle, O.D.	$38,500	$30,007	—	—	—	—	$68,507
Jacob A. Lutz, III(2)	$32,333	$—	—	—	—	—	$32,333
E. Warren Matthews	$45,933	$30,007	—	—	—	—	$75,940
Catharine L. Midkiff	$38,500	$30,007	—	—	—	—	$68,507
Curtis E. Stephens(2)	$32,333	$—	—	—	—	—	$32,333
Elizabeth L. Walsh	$38,500	$30,007	—	—	—	—	$68,507

(1)Litz Van Dyke, Chief Executive Officer, and Phyllis Q. Karavatakis, Vice Chairman of the Board and Senior Executive Vice President, Special Projects Executive, are not included in this table because they are officers of the Company or Bank and did not receive separate compensation for service as a Director of the Company. The compensation received by Mr. Van Dyke as an officer of the Company and the Bank in 2022 is included in the Summary Compensation Table. The compensation received by Ms. Karavatakis as an officer of the Bank in 2022 is not disclosed because she is not a named executive officer for the year ended 2022.
(2)Jacob A. Lutz, III and Curtis E. Stephens became members of the Board of Directors on March 23, 2022.
(3)The amounts in this column reflect the grant date fair value of grants of restricted stock to each listed director on February 23, 2022, under the Equity Plan, calculated in accordance with ASC Topic 718, based on the closing price of the Company’s common stock on the grant date. As of December 31, 2022, each of the non-employee Directors, with the exception of Messrs. Lutz and Stephens, held 1,850 shares of restricted stock.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”) INITIATIVES
As investor interest in environmental, social and governance matters grows, the Company is responding by integrating environmental and social considerations into its policies and public disclosures. The Company has always been, and remains, committed to maintaining the highest standards of business conduct and governance, which we believe are essential to running our business effectively, serving our customers and communities, creating long-term value for our shareholders, and maintaining our integrity in the marketplace. We believe that we have in place and are continuing to develop appropriate responses to these evolving expectations. Environmental and social matters are addressed below. Governance matters are addressed under the section titled "Corporate Governance".

Environmental Matters
The Company is committed to conserving natural resources and maintaining a clean and safe environment, and is a founding member of the Eco Ambassador Council. The goal of the Eco Ambassador Council is to provide opportunities for regional businesses to pool resources and engage in shared initiatives for the benefit of our communities, our stakeholders, and the economy. During 2022, the Council added an additional member, held a ribbon cutting at the site of the Mayo River State Park, completed improvements to I.C. DeHart Park's mountain biking trails, and voted on the next slate of projects. These projects include the creation of two miles of trails at a local community college, extending access to a fitness trail near a community lake, rehabilitation of a worn nature trail access located in a low-income community, and creation of an outdoor learning space for elementary students.

The Company also formed an Internal Green Team in 2021 that is coordinated by associates who want to implement more environmentally friendly programs within our internal community as well as communities within the Company's footprint. The programs listed below are initiatives the Internal Green Team is currently undertaking:

•Quarterly shred days that take place throughout the Company's footprint
•Recycle guide explaining proper ways to recycle
•Waste reduction in Company buildings
•Provided healthy drinking water supplied by new filtered water coolers
•Reusable cups to accompany the new water coolers
•Promoted Earth Day by engaging associates with fun Earth Day inspired activities
Since 2019, the Company, has been replacing certain light fixtures with energy efficient light-emitting diode (“LED”) lights with a goal of reducing utility expenses and environmental impact. The Company intends to continue to pursue and refine this project. Over the past four years, the Company has completed LED retrofits in over 60 buildings which now have full LED replacements. In conjunction with reducing our bank footprint and the energy efficiency upgrades, the Company has been able to reduce our utility expense by nearly 37% since 2018. The Company has also been actively updating heating, ventilating and air conditioning ("HVAC") units at all facilities where units were past their useful lifespan and used R22 refrigerant. These units are being replaced by more energy efficient and environmentally friendly units that use 410A refrigerant. As the Company updates HVAC units, thermostat controls are also being replaced with programmable thermostats that help to maintain consistent temperatures. Air purifiers have also been added to each system to reduce pathogens and other airborne particles and increase direct air flow.
The Company has not formally adopted any measurement goals or standards, but is actively researching various ESG frameworks. The Company's facilities department has been actively focusing on the following environmental impacts as buildings are remodeled and through updated operations and maintenance procedures:
•Energy efficiencies through LEDs, HVACs, roofs, insulation, and Low-E glass
•Water usage reduction
•Healthy indoor air quality
•Healthy building materials
•Native plants and pollinator friendly plants, erosion control, and storm water control landscaping
•Environmentally friendly cleaning products
•Efficiencies in purchasing
•Waste reduction, including through recycling
•Effective preventative maintenance procedures
•Pro-active engineering reviews
•Donating furniture and supplies that are no longer used

Social Matters
The Company remains committed to the health and well-being of the communities it serves, its associates, its partners, and other stakeholders. The Company has appointed an ESG Coordinator and has established an ESG Working Group to focus on, and measure the impact of the Company's ESG programs and initiatives. There are a number of programs and initiatives in place that we believe provide positive social benefit and impact to our communities.

Volunteer Service
•Associates serve their communities in a number of capacities, including:
◦Serving as board and committee representatives for social and environmental impact nonprofits and local government boards
◦Providing technical and consulting assistance for nonprofit and small business capacity building and with respect to grant access for affordable housing grants
◦Providing hands on community assistance related to food security, disaster relief, financial literacy, youth and elder education, access to safe housing, and environmental action among others
•We partner with leaders across our communities, including those in underrepresented communities, to offer and facilitate several series for financial capacity building

Community Investments
We:
•Invest in affordable housing bonds, new market tax credits, and low income tax credits
•Provide in-kind donation of furniture and fixtures to nonprofits and community members
•Run multiple associate giving campaigns each year with United Way chapters throughout the Company's footprint
•Regularly provide donation and sponsorship dollars to nonprofit initiatives throughout our communities with a particular focus on those that benefit people or places in low or moderate income areas, majority minority areas, and distressed or underserved areas
Community Development Lending and Other Community Access to Credit
We:
•Provide access to grants through the Federal Home Loan Bank, including through the following programs: First Time Home Buyer Assistance, Community Partner, and Affordable Housing
•Help to further community development goals across our footprint through loans that aide in revitalization and stabilization of distressed areas, job creation or retention, economic development, providing affordable housing, and disaster recovery
•Originate small business and small farm loans
Human Capital Management
Our associates are the engine that drives our mission to be the preferred lifetime financial partner for the communities in which we are privileged to serve. Our core values of building lasting relationships, inclusivity, and optimism are key to building and maintaining a team-oriented environment with associates that are engaged in open communication to help each other serve, learn, and grow. We believe our investment in competitive compensation, health benefits, wellness programs, and a focus on healthy work-life integration allows our associates to provide a high level of professional service to our customers. At Carter Bankshares, Inc., caring is what we’ll always do best.
Compensation, Benefits, and Wellness:    Our compensation strategy includes the development of job descriptions that are reviewed annually. We use market-based compensation and benefits data to provide competitive salaries and benefits to our associates. We offer paid leave, health benefits, wellness programs, a 401(k) program with matching and employer contributions, equity awards for high performing associates, flexible spending accounts, and employee assistance programs to all eligible associates. We bring in external professionals who conduct wellness programs to help our associates remain focused on their health and wellness.
Associate Performance and Development:    The development and performance of our associates is centered on open dialogue that provides the associate with our expectations for their role and management the opportunity to understand associates' career aspirations. Our performance review process uses core competencies and a standardized rating system to measure performance. Associates are provided the opportunity at the start of the review cycle to perform a self-assessment including comments on their performance. These self-assessments are available for leaders to review as they develop an associate’s overall performance rating. The performance review is used as a factor for the merit increase process.
The Bank conducts a standard New Hire Orientation program that associates attend on their first day of employment, so new associates receive consistent information to jump start their new opportunity with the Bank. Associates also complete an average of 15 hours of regulatory and compliance training each year, in addition to training specific to their job duties and responsibilities. The Bank also develops and conducts programs to provide leaders with the tools and resources they need to develop their associates and build high-performing teams. Associates are given opportunities to attend webinars and enroll in outside classes to enrich their professional goals.
Diversity, Equity, and Inclusion:    We strive to promote inclusion through our core Company values and behaviors. We use various communication channels to develop an engaged workforce and create an inclusive workplace. In 2021, we created a Diversity, Equity, and Inclusion Council (the “DEI Council”) that is overseen by our CEO and directed by our Chief Human Resources Officer and our Regulatory Risk Management Director. The DEI Council consists of at least 10 associates from across our organization and is focused on collecting information, developing a roadmap, and presenting information to management to further the Bank’s efforts of identifying focus areas and recommending action plans to cultivate a culture that will attract and retain a diverse workforce.
Talent Acquisition and Retention:    We focus on fairness and equitable approaches to create an environment where all of our associates can develop and thrive. Our efforts include ongoing reviews of our selection and hiring practices alongside a continued focus on pay analysis to offer our associates salaries based on their experience, knowledge, skills, abilities, and fit for a position's duties and responsibilities.
Our talent acquisition and retention program uses various external partners to reach a diverse population of candidates. We have developed training programs that prepare associates for their role and responsibilities. Our leaders identify and work with our Human Resources teams to promote associates when an opportunity is available.

2022 ESG Highlights:

CULTURE OF CARE IN THE COMMUNITY

$29.8M
Invested in Small Business Loan Origination with 126 Total Loans

66,404 lbs
Paper Shred Collected & Recycled

3,639
Hours of Associate Volunteering

$319K
Charitable Giving

21%
Women on Board of Directors

67%
Women in Management Positions

67
Financial Literacy Classes Facilitated

100%
Associate Participation in Diversity Training

128
Organizations Supported through Charitable Giving Efforts

8
Blood Drives with Volunteer Support

CORPORATE GOVERNANCE
Director Independence
Under the Company’s Bylaws, a majority of the Board must be “Independent Directors”. All of the Company’s current Directors, other than the Chief Executive Officer, Mr. Van Dyke, the Vice Chairman of the Board and Senior Executive Vice President, Special Projects Executive, Ms. Karavatakis, and the Chairman of the Board, Mr. Haskins satisfy, and during 2022 satisfied, the director independence requirements of the Nasdaq listing standards and regulations of the SEC. In making this determination, the Board considered the Company's and the Bank's relationship with Mr. Lutz's former law firm, Troutman Pepper described under "Related Person Transactions." The Board determined that the relationship did not interfere with Mr. Lutz's ability to exercise independent judgment as a director of the Company.
Meetings and Committees of the Board of Directors

Board of Directors. The Board meets regularly once a month. The Company’s Board held twelve regular meetings during 2022. During 2022, each member of the Board attended at least 75% of the aggregate of: (1) the Company’s Board meetings held during the period and (2) the number of meetings of all committees on which he or she served for the Company.
The Company has not adopted a formal policy on Board members’ attendance at annual meetings of shareholders, although all Board members are encouraged to attend. All Directors of the Company attended the 2022 Annual Meeting of Shareholders on May 25, 2022.
Audit Committee. The Company has created and designated a separate committee of its Board as the Audit Committee. The Audit Committee currently consists of four Directors. Current members of the Company’s Audit and Compliance Committee are Chairman Michael R. Bird, and Mr. E. Warren Matthews, Ms. Catharine L. Midkiff, and Ms. Elizabeth L. Walsh, each of whom is, and was during 2022, an Independent Director for this purpose according to Nasdaq listing standards and the regulations of the SEC. The Audit Committee engages the Company’s independent registered public accounting firm, monitors the Company's financial reporting process and internal controls system, reviews and appraises the audit efforts of the Company's external auditors and its internal audit function, and reports to the Board at least quarterly. The Audit Committee also provides oversight related to the internal audit function and the Chief Audit Executive. The Audit Committee met five times during 2022. The Audit Committee operates pursuant to a written charter, most recently approved by the Board on May 25, 2022. This charter is reviewed annually by the Audit Committee for changes to recommend to the Board for approval. The charter is available on the Company’s website at www.CBTCares.com under “Investor- Corporate Information - Governance Documents”.
The Board has determined that Catharine L. Midkiff, Michael R. Bird and Elizabeth L. Walsh each qualify as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002. See Director biographies beginning on page 4 for additional detail on why these Directors qualify as "audit committee financial experts".
Nominating and Compensation Committee. The Company has created and designated a separate committee of its Board as the Nominating and Compensation Committee. The Nominating and Compensation Committee currently consists of six Directors. Current members of the Nominating and Compensation Committee are Chairman Gregory W. Feldmann, and Messrs. Kevin S. Bloomfield, Robert W. Conner, Lanny A. Kyle, O.D, Jacob A. Lutz, III and E. Warren Matthews, each of whom satisfies, and during 2022 satisfied, the independence requirements of the Nasdaq listing standards and the regulations of the SEC.
The Nominating and Compensation Committee evaluates Director candidates and recommends to the Board nominees for election to the Board. The Board will consider recommendations to the Board from shareholders as appropriate. The Committee also administers the annual and long-term incentive plans discussed above along with the Equity Plan and grants equity awards under the plan. In addition to its compensation-related responsibilities, the Committee makes recommendations to the Board regarding individuals to be nominated to serve on the Board. Additional information regarding the compensation-related functions of the Committee is provided in the "Compensation Discussion & Analysis" section. The Nominating and Compensation Committee operates pursuant to a written charter, most recently approved by the Board on May 25, 2022. This charter is reviewed annually by the Nominating and Compensation Committee for changes to recommend to the Board for approval. A copy of this charter can be found on the Company’s website at www.CBTCares.com under “Investor- Corporate Information- Governance Documents”. The Nominating and Compensation Committee met 13 times during 2022.
Director Qualifications and Nominations; Board Diversity
Generally, nominees for Director are identified and suggested by the members of the Board or management using their business networks. The Board has not retained any executive search firms or other third parties to identify or evaluate Director candidates in the past and does not intend to in the near future. In evaluating candidates, the Nominating and Compensation Committee considers all factors it considers appropriate and consistent with the Company's corporate governance policies. The Nominating and Compensation Committee may consider certain individual qualifications, including high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, time available for meetings and consultation on Company matters, strength of character, mature judgment, independence of thought and an ability to work collegially. Although the Company has no formal policy regarding diversity, the Board recognizes the importance of diverse backgrounds and perspectives, and it values diversity on the Board. As a matter of practice in the evaluation of candidates, the Nominating and Compensation Committee and the Board consider the diversity of the Board, including as it relates to gender, race, ethnicity, career experience, relevant technical skills, industry knowledge and experience, financial expertise and local or community ties. The Nominating and Compensation Committee may also consider the extent to which a candidate would fill a present need on the Board. Each Committee of the Board conducts a self-assessment, managed by the Chair of the Committee. The Nominating and Compensation Committee conducts a self-assessment of the full Board each year. The Chief Human Resources Officer, a non-voting Committee member, collects the information and presents the aggregated results to the Nominating and Compensation Committee for consideration.
The Board has not established any specific minimum qualifications that a candidate for Director must meet in order to be nominated for Board membership. Rather the Board will evaluate the mix of skills and experience that the candidate offers, consider how a given candidate would impact the diversity of the Board, consider how a given candidate meets the Board’s current expectations and needs and make a determination regarding whether a candidate should be nominated for election as a Director.
The Nominating and Compensation Committee will evaluate Director recommendations from shareholders if made in writing. Director candidates recommended by shareholders will be considered on the same basis as Director candidates referred from other sources. While there are no formal procedures for shareholders to submit Director candidate recommendations, written recommendations of Director candidates should include the name, address and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a Director. All such shareholder recommendations should be submitted to the Secretary of the Company at the address provided on the first page of this proxy statement, by January 31, 2024 in order to be considered by the Nominating and Compensation Committee, for the next annual election of directors. In addition, in accordance with the Company’s Articles of Incorporation and/or Bylaws, nominations for election to the Board may be made by any shareholder of any outstanding class of capital stock of the Company entitled to vote for the election of Directors. Notices of nominations, other than those made by or on behalf of the existing Board of the Company, must be made in writing and be delivered to the Secretary of the Company at the address provided on the first page of this proxy statement not less than 90 days or more than 120 days before the first anniversary of the prior year’s annual meeting; provided that if the annual meeting is more than 30 days from the first anniversary of the prior year’s annual meeting, the notice must be delivered no earlier than 120 days before the annual meeting and no later than the close of business on the later of 90 days before the annual meeting or the tenth day after notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was first made.
Such notice shall contain the following information to the extent known to the notifying shareholder: (a) the name and residence address of the notifying shareholder; (b) the number of shares of capital stock of the Company owned by the notifying shareholder; (c) a description of all arrangements or understandings between the notifying shareholder and any other person or persons (including their names) in connection with the nomination and any material interest of the notifying shareholder in the nomination; (d) the name and a brief description of the background and credentials of the person being nominated for Director including name, age, business address and residence address, principal occupation or employment, number of shares of capital stock of the Company owned by the nominee; (e) any other information relating to such nominee required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (f) a written representation and agreement by the notifying shareholder that the shareholder is not and will not become a party to any agreement, arrangement or understanding with any other party or shareholder regarding the nomination. Nominations not made in accordance with these requirements may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the judges of election may disregard all votes cast for each such nominee.

Composition of the Board of Directors

Board Diversity Factors

The following chart provides certain demographic information about our current Board. Diversity characteristics are based on information self-identified by each Director to the Company.

Board Diversity Matrix as of March 23, 2023
Total Number of Directors	14
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	11	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	10	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
Board Leadership Structure and Risk Oversight
The Board believes that the Company and its shareholders are best served by a leadership structure with separate positions for Chairman and Chief Executive Officer, with Mr. James W. Haskins serving as Chairman of the Board and Mr. Litz H. Van Dyke serving as Chief Executive Officer of the Company. The Board believes that this leadership structure is the most efficient and effective leadership structure for the Company at this time. The current leadership structure allows Mr. Van Dyke to focus on providing day-to-day leadership and management of the Company, while Mr. Haskins, as Chairman, can maintain responsibility for leading the Board in its oversight function and consideration of broader corporate strategy. The Board will continue to evaluate the best leadership structure for the Company in the future.
In addition, Mr. Gregory W. Feldmann serves as the Company’s Lead Independent Director. He is a liaison between the Chairman and the Independent Directors and has the authority to call meetings of the Independent Directors and preside over executive sessions to discuss various matters, including director elections. He participates in retaining consultants who report directly to the Board, assists the Board and Company officers in assuring compliance and implementation of governance principles, and advises the Independent Directors in fulfilling their roles. Mr. Feldmann’s professional background, experience and education make him instrumental in serving as the Lead Independent Director for the Board. The Board periodically reviews its leadership structure to determine if it is still the most appropriate for the Company.
The Board is responsible for consideration and oversight of risk facing the Company and is also responsible for ensuring that material risks are identified and managed appropriately. The Chief Operations Officer gives a monthly report to the Board on various information security issues, including cybersecurity. The Audit Committee meets quarterly and reviews the Company’s major financial risk exposures and reviews the steps management is taking to monitor and control such exposures, including results of internal and external audits. Directors also serve on various committees that focus on major areas of risk in the Company that include, but are not limited to, loans, investments, audit, and governance and compensation. Directors discuss risk and risk reduction strategies with management within those committees. All such discussions are included in committee reports to the full Board.
Cybersecurity. Below are additional measures the Company has taken to protect the privacy and security of sensitive customer information:

•We maintain policies relating to privacy, acceptable use, and information security that aid in protecting personal and financial information.
•Our information security program is overseen by the Chief Operations Officer, Information Security Manager, the IT Steering Committee of senior management, and our Board.
•We require Company associates to complete annual privacy and information security training.
•We utilize independent third parties to perform penetration testing of our environment.
•We utilize a third party to monitor our environment continuously.
•We had no material data breaches in 2022.
Shareholder Communications with the Board of Directors
The Company does not have a formal process for shareholders to send communications to the Board. Shareholders who wish to contact the Board or any of its members may do so by addressing their written correspondence to Board of Directors, Carter Bankshares, Inc., c/o Secretary of the Company, 1300 Kings Mountain Rd, Martinsville, Virginia 24112. Correspondence directed to an individual Director will be referred, unopened, to that Director. Correspondence not directed to a particular Director will be referred, unopened, to the Chairman of the Board.
RELATED PERSON TRANSACTIONS
In the ordinary course of business, executive officers and their related interests were customers of, and had transactions with the Bank. Loan transactions with Directors and officers, principal security holders and associates were made in the ordinary course of the Bank’s business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable loans to unrelated parties and did not involve more than normal risk of collectability or present other unfavorable features. These extensions of credit equaled $2.7 million or 0.8% of the equity capital of the Company as of December 31, 2022 and $2.6 million or 0.7%, as of December 31, 2021. The maximum aggregate amount of such indebtedness outstanding during 2022 was $2.7 million, or 0.8% of total year-end capital. The Bank expects to have similar banking transactions in the future with its Directors, officers, principal security holders and their associates.
Procedures for Approving Related Party Transactions

The Board has adopted a written policy with respect to related party transactions that governs the review, approval or ratification of covered related party transactions. The Audit Committee oversees this policy. The policy generally provides that the Company may enter into a related party transaction only if the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, the transaction involves compensation approved by the Nominating and Compensation Committee or with respect to loans to or similar relationships with related parties, the loan or other relationship has been approved in accordance with the Bank’s Regulation O loan policy and procedures.
In the event management determines to recommend a related party transaction, the transaction must be presented to the Audit Committee for approval. After review, the Audit Committee will approve or disapprove such transaction and management will update the Audit Committee as to any material change to the approved related party transaction. If advance approval by the Audit

Committee is not feasible, management may preliminarily enter into a related party transaction and the related party transaction shall be considered and, if the Audit Committee determines it to be appropriate, ratified by the Audit Committee at its next meeting. The Audit Committee determines and approves only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.
For purposes of this policy, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company is, was or will be a participant and the amount involved exceeds $120,000 and in which any related party had, has or will have a direct or indirect material interest. For purposes of determining whether a transaction is a related party transaction, the Audit Committee refers to Item 404 of Regulation S-K.
A “related party” is (i) any person who is, or at any time since the beginning of the last fiscal year was, an executive officer, Director, or nominee for Director of the Company or any subsidiary, (ii) any person who is known to own more than 5% of the Company’s outstanding equity securities, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and any person (other than a tenant or associate) sharing the household of any of the foregoing persons, and (iv) any entity owned or controlled by any of the foregoing persons or in which such person has a substantial ownership interest or control.

The Company is a party to an agreement with Young, Haskins, Mann, Gregory and Wall, P.C., of which Chairman and Director James W. Haskins is an Attorney and Principal, to provide legal services. During 2022, the Company and the Bank, combined, paid an aggregate of $255,000 in various legal fees to Young, Haskins, Mann, Gregory and Wall, P.C.
PROPOSAL 4
RATIFICATION OF INDEPENDENT AUDITORS
The Audit Committee of the Company’s Board has appointed Crowe LLP to serve as the Company’s independent registered public accounting firm for 2023 and recommends that the Company’s shareholders vote for the ratification of that appointment. The Audit Committee considered the compatibility of proposed permitted non-audit services to be provided by and fees to be paid to Crowe LLP and determined that such services and fees are compatible with the independence of Crowe LLP. Although ratification is not required, the Board is submitting the appointment of Crowe LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm, and as a matter of good governance practice. In the event that shareholders do not ratify the appointment of Crowe LLP, the Audit Committee will consider making a change in independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024.
Representatives of Crowe LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF CROWE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.
REPORT OF THE AUDIT COMMITTEE
In fulfilling its oversight responsibilities for the financial statements for fiscal year 2022, the Audit Committee:
•Monitored the preparation of the annual financial report by the Company’s management;

•Reviewed and discussed the annual audit process and the audited financial statements for the fiscal year ended December 31, 2022 with management and Crowe LLP;
•Discussed with management, Crowe LLP and the Company’s internal auditor the adequacy of the system of internal controls;
•Discussed with Crowe LLP the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, relating to the conduct of the audit; and
•Received written disclosures and a letter from Crowe LLP as required by the PCAOB regarding Crowe LLP’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Crowe LLP its independence.
The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the financial statements and reports, and of the independent registered public accountant, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States of America. Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2022 for filing with the SEC.
Members of the Audit Committee
Michael R. Bird, Chairman
E. Warren Matthews
Catharine L. Midkiff
Elizabeth L. Walsh
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Crowe LLP served as the independent registered public accounting firm for the years ended December 31, 2022 and 2021. Crowe LLP has been selected by the Audit and Compliance Committee to serve as the independent registered public accounting firm for the Company for 2023.
The following table presents the aggregate fees for the Company and its wholly-owned subsidiaries, for professional audit services rendered by Crowe LLP for the audit of the annual financial statements for the years ended December 31, 2022 and December 31, 2021, and fees billed for other services rendered by Crowe LLP during those periods.

	Years Ended December 31,
	2022	2021
Audit fees(1)	$526,728	$455,300
Tax fees(2)	110,405	102,065
Other fees(3)	61,845	221,591
Total Fees	$698,978	$778,956
(1) Audit fees consist of audit and review services, report on internal control over financial reporting and review of documents filed with the SEC 2021 and 2022.

(2) For 2022 and 2021 tax fees consist of quarterly tax provision calculations and various tax consulting fees.
(3) For 2021 other fees consist of assistance with the formation of the holding company and the adoption of current expected credit losses ("CECL"), and for 2022 other fees consist of assistance with the adoption of Topic ASU 2022-02, as well as a fixed asset project for deferred tax asset and deferred tax liability.

Also, the Audit Committee of the Board of the Company pre-approves all audits (including audit-related) and permitted non-audit services to be performed by the independent auditors. With respect to other permitted services, the Audit Committee pre-approves specific engagements, projects and categories of services on a fiscal year basis.
OTHER BUSINESS
As of the date of this proxy statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than the proposals referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, according to the recommendations of the Board.

SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
If any shareholder intends to present a proposal for consideration at the 2024 Annual Meeting of Shareholders (including nominations of Directors), the proposal must be in proper form in accordance with the Company’s Bylaws, and must be received by the Secretary of the Company at the address provided on the first page of this proxy statement, no later than February 24, 2024 and no earlier than January 25, 2024; provided however, if the 2024 Annual Meeting of Shareholders is more than 30 days from the first anniversary date of the 2023 Annual Meeting of Shareholders (in other words, more than 30 days from May 24, 2024), notice must be delivered no earlier than 120 days before the 2024 Annual Meeting of Shareholders and no later than the close of business on the later of 90 days before the 2024 Annual Meeting of Shareholders or the tenth day following the day on which notice of the 2024 Annual Meeting of Shareholders is mailed or public announcement of the 2024 Annual Meeting of Shareholder is first made. If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2024 Annual Meeting of Shareholders, the proposal must meet the requirements of Rule 14a-8 under the Exchange Act and must be received by the Secretary of the Company at the address provided on the first page of this proxy statement no later than December 30, 2023; provided however, if the 2024 Annual Meeting of Shareholders is more than 30 days from May 24, 2024, notice must be delivered a reasonable time before the Company begins to print and mail its proxy materials for the 2024 Annual Meeting of Shareholders.
In addition to satisfying the requirements under the Company's Articles of Incorporation and/or Bylaws, to comply with the SEC's universal proxy rules, shareholders who intend to solicit proxies for the 2024 Annual Meeting of Shareholders in support of Director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 25, 2024.

The proxy solicited by the Board for the 2024 Annual Meeting of Shareholders will confer discretionary authority on the persons named in the accompanying proxy to vote on any shareholder proposal presented at the meeting if the Company has not received proper notice of such proposal.
By Direction of the Board of Directors
/s/ James W. Haskins
James W. Haskins
Chairman of the Board
April 28, 2023
A copy of the Company’s Annual Report on Form 10-K (including exhibits) as filed with the SEC for the year ended December 31, 2022, will be furnished without charge to shareholders upon written request to Chief Financial Officer, Carter Bankshares, Inc., 1300 Kings Mountain Road, Martinsville, Virginia 24112.

Carter Bankshares, Inc. VOTE

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Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 4 and THREE YEARS for Proposal 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Michael R. Bird	☐	☐	02 - Kevin S. Bloomfield	☐	☐	03 - Robert M. Bolton	☐	☐
04 - Gregory W. Feldmann	☐	☐	05 - James W. Haskins	☐	☐	06 - Phyllis Q. Karavatakis	☐	☐
07 - Jacob A. Lutz, III	☐	☐	08 - E. Warren Matthews	☐	☐	09 - Catharine L. Midkiff	☐	☐
10 - Curtis E. Stephens	☐	☐	11 - Litz H. Van Dyke	☐	☐	12 - Elizabeth L. Walsh	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. To, vote on an advisory and non-binding basis, on the frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

All joint owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign and provide full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X

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Proxy — Carter Bankshares, Inc.

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ANNUAL MEETING OF SHAREHOLDERS OF CARTER BANKSHARES, INC.

Proxy Solicited by Board of Directors for Annual Meeting — May 24, 2023

KNOW ALL MEN BY THESE PRESENT THAT I, the undersigned Shareholder of CARTER BANKSHARES, INC., MARTINSVILLE, VIRGINIA (the "Company"), do hereby nominate and appoint Michael R. Bird, Robert M. Bolton, and Gregory W. Feldmann, or any of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution for me, and in my name, place and stead to vote all of the Common Stock of the Company, standing in my name on its stock transfer books on April 5, 2023, at the Annual Meeting of its Shareholders to be held at **New College Institute, 191 Fayette St., Martinsville, Virginia 24112, on May 24, 2023 at Ten O'clock A.M. Eastern Time,** or at any adjournment thereof with all the powers the undersigned would possess if personally present.

The undersigned hereby acknowledges receipt of the Company's Proxy Statement dated April 28, 2023 and hereby revokes all proxies previously given. **THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.** The Board of Directors recommends a vote "FOR" all director nominees in Proposal 1 and "FOR" Proposals 2 and 4 and "THREE YEARS" for Proposal 3. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. **If no direction is made, this Proxy will be voted "FOR" all director nominees in Proposal 1 and "FOR" Proposals 2 and 4 and "THREE YEARS" for Proposal 3 and according to the recommendations of the Board of Directors on any other matters that may properly come before the meeting or any adjournment thereof.**

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

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